                                                                     EXHIBIT 4.2

================================================================================



                         THE MANITOWOC COMPANY, INC.,
                                  as Issuer,

                         the Guarantors named herein,
                                 as Guarantors

                                      and

                             THE BANK OF NEW YORK,
                                  as Trustee

                       ________________________________

                                   Indenture

                            Dated as of May 9, 2001

                       ________________________________


                  10 3/8% Senior Subordinated Notes due 2011

================================================================================

                               TABLE OF CONTENTS

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                                                   ARTICLE ONE

                                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions........................................................................     1
SECTION 1.02.   Incorporation by Reference of Trust Indenture Act..................................    35
SECTION 1.03.   Rules of Construction..............................................................    36

                                                   ARTICLE TWO

                                                    THE NOTES

SECTION 2.01.   The Notes..........................................................................    37
SECTION 2.02.   Restrictive Legends................................................................    38
SECTION 2.03.   Execution and Authentication.......................................................    41
SECTION 2.04.   Registrar and Paying Agent.........................................................    42
SECTION 2.05.   Holders to Be Treated as Owners; Payments of Interest..............................    42
SECTION 2.06.   Paying Agent to Hold Money in Trust................................................    43
SECTION 2.07.   Transfer and Exchange..............................................................    43
SECTION 2.08.   Replacement Notes..................................................................    55
SECTION 2.09.   Outstanding Notes..................................................................    56
SECTION 2.10.   Temporary Notes....................................................................    56
SECTION 2.11.   Cancellation.......................................................................    57
SECTION 2.12.   ISIN Numbers and Common Codes......................................................    57
SECTION 2.13.   Defaulted Interest.................................................................    57
SECTION 2.14.   Issuance of Additional Notes.......................................................    57

                                                  ARTICLE THREE

                                                   REDEMPTION

SECTION 3.01.   Optional Redemption................................................................    58
SECTION 3.02.   Notices to Trustee.................................................................    59
SECTION 3.03.   Selection of Notes to Be Redeemed..................................................    59
SECTION 3.04.   Notice of Redemption...............................................................    59
SECTION 3.05.   Effect of Notice of Redemption.....................................................    61
SECTION 3.06.   Deposit of Redemption Price........................................................    61
SECTION 3.07.   Payment of Notes Called for Redemption.............................................    61
SECTION 3.08.   Notes Redeemed in Part.............................................................    61
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                                                  ARTICLE FOUR

                                                    COVENANTS

SECTION 4.01.   Payment of Notes...................................................................       62
SECTION 4.02.   Maintenance of Office or Agency....................................................       62
SECTION 4.03.   Limitation on Incurrence of Additional Indebtedness................................       62
SECTION 4.04.   Prohibition on Incurrence of Senior Subordinated Debt..............................       63
SECTION 4.05.   Limitation on Restricted Payments..................................................       63
SECTION 4.06.   Limitation on Dividend and Other Payment Restrictions
                    Affecting Restricted Subsidiaries..............................................       65
SECTION 4.07.   Limitation on Preferred Stock of Restricted Subsidiaries...........................       67
SECTION 4.08.   Limitation on Transactions with Affiliates.........................................       67
SECTION 4.09.   Limitation on Liens................................................................       69
SECTION 4.10.   Limitation on Asset Sales..........................................................       69
SECTION 4.11.   Repurchase of Notes upon a Change of Control.......................................       73
SECTION 4.12.   Additional Subsidiary Guarantees...................................................       75
SECTION 4.13.   Existence..........................................................................       75
SECTION 4.14.   Payment of Taxes and Other Claims..................................................       75
SECTION 4.15.   Reports to Holders.................................................................       76
SECTION 4.16.   Conduct of Business................................................................       76
SECTION 4.17.   Waiver of Stay, Extension or Usury Laws............................................       77
SECTION 4.18.   Compliance Certificates............................................................       77
SECTION 4.19.   Maintenance of Properties..........................................................       77
SECTION 4.20.   Insurance..........................................................................       78

                                                  ARTICLE FIVE

                                              SUCCESSOR CORPORATION

SECTION 5.01.   Merger, Consolidation and Sale of Assets...........................................       78
SECTION 5.02.   Successor Substituted..............................................................       80

                                                   ARTICLE SIX

                                              DEFAULT AND REMEDIES

SECTION 6.01.   Events of Default..................................................................       81
SECTION 6.02.   Notice of Defaults.................................................................       84
SECTION 6.03.   Other Remedies.....................................................................       84
SECTION 6.04.   Waiver of Past Defaults............................................................       84
SECTION 6.05.   Control by Majority................................................................       84
SECTION 6.06.   Limitation on Suits................................................................       85
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SECTION 6.07.   Rights of Holders to Receive Payment...............................................       85
SECTION 6.08.   Collection Suit by Trustee.........................................................       86
SECTION 6.09.   Trustee May File Proofs of Claim...................................................       86
SECTION 6.10.   Priorities.........................................................................       86
SECTION 6.11.   Undertaking for Costs..............................................................       87
SECTION 6.12.   Restoration of Rights and Remedies.................................................       87
SECTION 6.13.   Rights and Remedies Cumulative.....................................................       87
SECTION 6.14.   Delay or Omission Not Waiver.......................................................       87

                                                  ARTICLE SEVEN

                                                     TRUSTEE

SECTION 7.01.   General............................................................................       88
SECTION 7.02.   Certain Rights, Duties and Responsibilities of Trustee.............................       88
SECTION 7.03.   Individual Rights of Trustee.......................................................       90
SECTION 7.04.   Trustee's Disclaimer...............................................................       90
SECTION 7.05.   Notice of Default..................................................................       90
SECTION 7.06.   Reports by Trustee to Holders......................................................       90
SECTION 7.07.   Compensation and Indemnity.........................................................       90
SECTION 7.08.   Replacement of Trustee.............................................................       91
SECTION 7.09.   Successor Trustee by Merger, Etc...................................................       92
SECTION 7.10.   Eligibility........................................................................       92
SECTION 7.11.   Money Held in Trust................................................................       92
SECTION 7.12.   Withholding Taxes..................................................................       93
SECTION 7.13.   Trustee's Application for Instructions from the Company............................       93
SECTION 7.14.   Appointment of Co-Trustee..........................................................       93

                                                  ARTICLE EIGHT

                                             DISCHARGE OF INDENTURE

SECTION 8.01.   Termination of Company's Obligations...............................................       95
SECTION 8.02.   Defeasance and Discharge of Indenture..............................................       95
SECTION 8.03.   Defeasance of Certain Obligations..................................................       98
SECTION 8.04.   Application of Trust Money.........................................................       99
SECTION 8.05.   Repayment to Company...............................................................       99
SECTION 8.06.   Reinstatement......................................................................      100
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                                                  ARTICLE NINE

                                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Without Consent of Holders.........................................................      100
SECTION 9.02.   With Consent of Holders............................................................      101
SECTION 9.03.   Revocation and Effect of Consent...................................................      102
SECTION 9.04.   Notation on or Exchange of Notes...................................................      103
SECTION 9.05.   Trustee to Sign Amendments, Etc....................................................      103
SECTION 9.06.   Conformity with Trust Indenture Act................................................      103

                                                   ARTICLE TEN

                                                  SUBORDINATION

SECTION 10.01.  Notes Subordinated to Senior Debt..................................................      103
SECTION 10.02.  Suspension of Payment When Senior Debt Is in Default...............................      104
SECTION 10.03.  Obligations Subordinated to Prior Payment of All Senior Debt on
                   Dissolution, Liquidation or Reorganization of Company...........................      105
SECTION 10.04.  Payments May Be Paid Prior to Dissolution..........................................      107
SECTION 10.05.  Holders to Be Subrogated to Rights of Holders of Senior Debt.......................      107
SECTION 10.06.  Obligations of the Company Unconditional...........................................      107
SECTION 10.07.  Reliance on Judicial Order or Certificate of Liquidating Agent.....................      108
SECTION 10.08.  Subordination Rights Not Impaired by Acts or Omissions of the
                   Company or Holders of Senior
                   Debt............................................................................      108
SECTION 10.09.  Holders Authorize Trustee to Effectuate Subordination of Obligations...............      109
SECTION 10.10.  This Article Ten Not to Prevent Events of Default..................................      109
SECTION 10.11.  Amendments or Modifications to Article Ten.........................................      110
SECTION 10.12.  Acceleration of Notes..............................................................      110
SECTION 10.13.  Notice to Trustee, Rights of Trustee and Paying Agent..............................      110

                                                 ARTICLE ELEVEN

                                               GUARANTEE OF NOTES

SECTION 11.01.  Guarantee..........................................................................      111
SECTION 11.02.  Execution and Delivery of Guarantee................................................      112
SECTION 11.03.  Waiver of Subrogation..............................................................      112
SECTION 11.04.  Immediate Payment..................................................................      113
SECTION 11.05.  No Set-Off.........................................................................      113
SECTION 11.06.  Obligations Absolute...............................................................      113
SECTION 11.07.  Obligations Continuing.............................................................      113
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SECTION 11.08.   Obligations Not Reduced............................................................      114
SECTION 11.09.   Obligations Reinstated.............................................................      114
SECTION 11.10.   Obligations Not Affected...........................................................      114
SECTION 11.11.   Waiver.............................................................................      115
SECTION 11.12.   No Obligation to Take Action Against Company.......................................      115
SECTION 11.13.   Default and Enforcement............................................................      116
SECTION 11.14.   Costs and Expenses.................................................................      116
SECTION 11.15.   No Merger or Waiver; Cumulative Remedies...........................................      116
SECTION 11.16.   Survival of Obligations............................................................      116
SECTION 11.17.   Guarantee in Addition to Other Obligations.........................................      117
SECTION 11.18.   Successors and Assigns.............................................................      117
SECTION 11.19.   Governing Law; Agent for Service; Submission to Jurisdiction;
                    Waiver of Immunities; Judgment Currency.........................................      117
SECTION 11.20.   Limitation of Guarantor's Liability................................................      117
SECTION 11.21.   Release of Guarantee...............................................................      117

                                                  ARTICLE TWELVE

                                      SUBORDINATION OF GUARANTEE OBLIGATIONS

SECTION 12.01.   Guarantee Obligations Subordinated to Guarantor Senior Debt........................      118
SECTION 12.02.   Suspension of Guarantee Obligations When Guarantor Senior Debt Is in Default.......      118
SECTION 12.03.   Guarantee Obligations Subordinated to Prior Payment of All Guarantor Senior Debt on
                    Dissolution, Liquidation or Reorganization of Such Guarantor....................      119
SECTION 12.04.   Payments May Be Paid Prior to Dissolution..........................................      120
SECTION 12.05.   Holders to Be Subrogated to Rights of Holders of Guarantor Senior Debt.............      121
SECTION 12.06.   Guarantee Obligations of the Guarantors Unconditional..............................      121
SECTION 12.07.   Reliance on Judicial Order or Certificate of Liquidating Agent.....................      121
SECTION 12.08.   Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or
                    Holders of Guarantor Senior Debt................................................      122
SECTION 12.09.   Holders Authorize Trustee to Effectuate Subordination of Guarantee Obligations.....      122
SECTION 12.10.   This Article Twelve Not to Prevent Events of Default...............................      123
SECTION 12.11.   Amendments or Modifications to Article Twelve......................................      123
SECTION 12.12.   Acceleration of Notes..............................................................      123
SECTION 12.13.   Notice to Trustee, Rights of Trustee and Paying Agent..............................      123
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                                                ARTICLE THIRTEEN

                                                  MISCELLANEOUS

SECTION 13.01.  Trust Indenture Act of 1939........................................................      124
SECTION 13.02.  Notices............................................................................      124
SECTION 13.03.  Certificate and Opinion as to Conditions Precedent.................................      126
SECTION 13.04.  Statements Required in Certificate.................................................      126
SECTION 13.05.  Rules by Trustee, Paying Agent or Registrar........................................      127
SECTION 13.06.  Payment Date Other Than a Business Day.............................................      127
SECTION 13.07.  Governing Law......................................................................      127
SECTION 13.08.  No Adverse Interpretation of Other Agreements......................................      127
SECTION 13.09.  No Recourse Against Others.........................................................      127
SECTION 13.10.  Successors.........................................................................      128
SECTION 13.11.  Duplicate Originals................................................................      128
SECTION 13.12.  Separability.......................................................................      128
SECTION 13.13.  Table of Contents, Headings, Etc...................................................      128
SECTION 13.14.  Judgment Currency..................................................................      128
SECTION 13.15.  Waiver of Jury Trial...............................................................      128
SECTION 13.16.  Unclaimed Money; Prescription......................................................      128

                                                ARTICLE FOURTEEN

                                   PAYING AGENT, TRANSFER AGENT AND REGISTRAR

SECTION 14.01.  Duties of the Paying Agent, Transfer Agent and Registrar...........................       129
SECTION 14.02.  Agent of the Company...............................................................       129
SECTION 14.03.  Certain Rights of Paying Agent, Transfer Agent and Registrar.......................       129
SECTION 14.04.  May Hold Notes.....................................................................       130
SECTION 14.05.  Appointment of Agents..............................................................       130
SECTION 14.06.  Money Held.........................................................................       130
SECTION 14.07.  Paying Agent, Transfer Agent and Registrar Not Responsible for Notes...............       130
SECTION 14.08.  Compensation and Indemnification...................................................       130

EXHIBIT A    -  Form of Note
EXHIBIT B    -  Form of Certificate of Transfer
EXHIBIT C    -  Form of Certificate of Exchange
EXHIBIT D    -  Form of Certificate from Acquiring Institutional Accredited
                    Investor
EXHIBIT E    -  Form of Guarantee
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                                     -vi-
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                             CROSS-REFERENCE TABLE

TIA Sections                                                               Indenture Sections
------------                                                               ------------------
Section 310 (a)(1).........................................................      7.10
            (a)(2).........................................................      7.10
            (b)............................................................      7.03; 7.08
Section 311 ...............................................................      7.03
Section 313 (a)............................................................      7.06
            (c)............................................................      7.05; 7.06
Section 314 (a)............................................................      13.02
            (a)(4).........................................................      4.18
            (b)............................................................      N/A
            (c)(1).........................................................      N/A
            (c)(2).........................................................      N/A
            (d)............................................................      N/A
            (e)............................................................      13.04
Section 315 (a)............................................................      7.02
            (b)............................................................      7.02; 7.05
            (c)............................................................      7.02
            (d)............................................................      7.02
Section 316 (a)............................................................      6.05; 6.06
            (a)(1)(A)......................................................      6.05
            (a)(1)(B)......................................................      6.04
            (b)............................................................      6.07
Section 317 (a)(1).........................................................      6.08
            (a)(2).........................................................      6.09
            (b)............................................................      2.08
Section 318 (a)............................................................      N/A
            (c)............................................................      N/A



Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of this Indenture.

          INDENTURE, dated as of May 9, 2001, by and among THE MANITOWOC COMPANY, INC., a Wisconsin corporation (the "Company"), the Guarantors (as
                                             -------
defined below) listed on the signature pages hereto and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), registrar, paying
                                               -------
agent and transfer agent.

                            RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of [_]175,000,000 aggregate principal amount of the Company's 10 3/8% Senior Subordinated Notes due 2011 in the form of Initial Notes (as defined below), 10 3/8% Senior Subordinated Notes due 2011 in the form of Exchange Notes (as defined below), 10 3/8% Senior Subordinated Notes due 2011 in the form of Private Exchange Notes (as defined below) and, if and when issued, such Additional Notes (as defined below) that the Company may from time to time choose to issue pursuant to this Indenture, in each case issuable as provided in this Indenture. The Notes (as defined below) will be Guaranteed (as defined below) on a senior subordinated basis by the Guarantors. All things necessary to make this Indenture a valid and legally binding agreement of the Company and the Guarantors, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company, and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid and legally binding obligations of the Company. The Guarantors have done all things necessary to make the Guarantees, when executed by the Guarantors, the valid and legally binding obligations of the Guarantors.

                     AND THIS INDENTURE FURTHER WITNESSETH

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE


                  DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  Definitions.
                         -----------

          "Acceleration Notice" has the meaning given such term in Section
           -------------------
6.01(b).

          "Acquired Indebtedness" means Indebtedness of a Person or any of its
           ---------------------
Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

          "Additional Interest" shall have the meaning given such term in the
           -------------------
Registration Rights Agreement.

          "Additional Notes" means, subject to the Company's compliance with
           ----------------
Section 4.03, 10 3/8% Senior Subordinated Notes due 2011 in aggregate principal amount not to exceed [_]100.0 million, substantially in the form of Exhibit A
                                                                    ---------
and, if required, containing the Private Placement Legend, issued from time to time after the Issue Date under the terms of this Indenture (other than issuances pursuant to Section 2.07, 2.08, 2.10, 3.08 or 9.04 of this Indenture and other than Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

          "Affiliate" means, with respect to any specified Person, any other
           ---------
Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.
The term "control" means the possession, directly or indirectly, of the power to
          -------
direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the
               -----------       ----------
foregoing.

          "Affiliate Transaction" has the meaning given such term in Section
           ---------------------
4.08.

          "Agent" means any Registrar, Paying Agent, Transfer Agent,
           -----
authenticating agent or co-Registrar.

          "amend" means to amend, supplement, restate, amend and restate or
           -----
otherwise modify; and "amendment" shall have a correlative meaning.
                       ---------

          "Applicable Procedures" means with respect to any transfer, exchange
           ---------------------
or other transaction involving a Global Note or beneficial interest therein, the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear," "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream, to the extent applicable to such transaction and as in effect at the time of such transaction.

          "Asset Acquisition" means (1) an Investment by the Company or any
           -----------------
Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) that constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance,
           ----------
transfer, lease, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales or other dispositions shall not include:

          (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.0 million;

          (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
     Section 5.01;

          (c) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (d) sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof;

          (e) sales of accounts receivable and related assets (including contract rights) to the Factor pursuant to the Factoring Agreement;

          (f) disposals or replacements of obsolete equipment in the ordinary course of business;

          (g)  sales pursuant to the GE Agreement;

          (h) any Restricted Payment permitted by Section 4.05 or that constitutes a Permitted Investment; and

          (i) any transfer of up to 6.4% of the Capital Stock of Potain S.A. ("Potain") to comply with the judgment or order of any court or to settle any judicial proceeding in whole or in part.

          "Bankruptcy Law" means Title 11 of the United States Code, as amended,
           --------------
or any similar federal or state law for the relief of debtors.

          "Board of Directors" means, as to any Person, the board of directors
           ------------------
of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a
           ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Book-Entry Interest" means a beneficial interest held by or through a
           -------------------
Participant in a Global Note.

          "Borrowing Base Amount" means, as of any date, an amount equal to the
           ---------------------
sum of:

          (1) 80% of the aggregate book value of all accounts receivable of the Company and its Restricted Subsidiaries; and

          (2) 50% of the aggregate book value of all inventory owned by the Company and its Restricted Subsidiaries;

all calculated on a consolidated basis and in accordance with GAAP.

          "Business Day" means any day excluding Saturday, Sunday and any day
           ------------
which is a legal holiday under the laws of New York or Luxembourg or is a day on which banking institutions in New York or Luxembourg are authorized or required by law or other governmental action to close.

          "Capital Stock" means:
           -------------

          (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

          (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          "Capitalized Lease Obligations" means, as to any Person, the
           -----------------------------
obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalents" means:
           ----------------

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause
     (4) above;

          (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above; and

          (7) Foreign Cash Equivalents (although Foreign Cash Equivalents shall not be considered Cash Equivalents for purposes of Articles Ten and Twelve).

          "Change of Control" means the occurrence of one or more of the
           -----------------
following events:

          (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with
                                                       -----
     any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

          (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

          (3) any Person or Group (other than entities formed for the purpose of holding, directly or indirectly, Capital Stock of the Company) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

          (4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

          "Change of Control Offer" has the meaning given to such term in
           -----------------------
Section 4.11.

          "Change of Control Payment Date" has the meaning given to such term in
           ------------------------------
Section 4.11.

          "Clearstream" means Clearstream Banking, societe anonyme, formerly
           -----------
Cedelbank.

          "Commission" means the United States Securities and Exchange
           ----------
Commission.

          "Common Depositary" means initially The Bank of New York Depository
           -----------------
(Nominees) Limited or such other common depositary for the Depositary as may be appointed by the Depositary from time to time.

          "Common Stock" of any Person means any and all shares, interests or
           ------------
other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means The Manitowoc Company, Inc. until a successor replaces
           -------
it pursuant to Article Five of this Indenture and thereafter means the Surviving Entity.

          "Company Order" means a written request or order signed in the name of
           -------------
the Company by an authorized signatory (by virtue of a power of attorney or other similar instrument) and delivered to the Trustee.

          "Consolidated EBITDA" means, with respect to any Person, for any
           -------------------
period, the sum (without duplication) of:

          (1)  Consolidated Net Income; and

          (2)  to the extent Consolidated Net Income has been reduced thereby:

          (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses (other than in connection with an Inversion Transaction) or taxes attributable to sales or dispositions outside the ordinary course of business);

          (b)  Consolidated Interest Expense; and

          (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
           ----------------------------------------
Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the
                      -------------------
transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction
                                                                  -----------
Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period.
----
In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any asset sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Re-stricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the assets that are the subject of the Asset Acquisition or asset sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed.

          Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

          (2) notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any
           --------------------------
period, the sum, without duplication, of:

          (1)  Consolidated Interest Expense; plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period, times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for
           -----------------------------
any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs;
     (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

          (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person, for any
           -----------------------
period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (1) after-tax gains from Asset Sales (without regard to the $2.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

          (2) after-tax items classified as extraordinary or nonrecurring gains or losses;

          (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

          (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise;

          (5) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary of the Company by such Person;

          (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

          (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

          (8) non-cash charges relating to compensation expense in connection with benefits provided under employee stock option plans, restricted stock option plans and other employee stock purchase or stock incentive plans; and

          (9) income or loss attributable solely to fluctuations in currency values and related tax effects.

          "Consolidated Net Worth" of any Person means the consolidated
           ----------------------
stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

          "Consolidated Non-cash Charges" means, with respect to any Person, for
           -----------------------------
any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash charges for any future period).

          "Corporate Trust Office" means the office of the Trustee at which the
           ----------------------
corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, 21st Floor West, New York, NY 10286, Attention:
Corporate Trust Trustee Administration.

          "Covenant Defeasance" has the meaning given such term in Section 8.03.
           -------------------

          "Credit Agreement" means the Credit Agreement dated as of May 9, 2001,
           ----------------
among the Company, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Currency Agreement" means any foreign exchange contract, currency
           ------------------
swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator or
           ---------
similar official under any Bankruptcy Law.

          "Default" means an event or condition the occurrence of which is, or
           -------
with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Definitive Registered Note" means any Note that is not a Global Note
           --------------------------
and that is registered in the Register, the form of which is attached hereto as Exhibit A.
---------
          "Depositary" means Euroclear or Clearstream or a successor clearing
           ----------
agency to either or both of them.

          "Designated Senior Debt" means (1) Indebtedness under or in respect of
           ----------------------
the Credit Agreement and (2) any other Indebtedness constituting Senior Debt that, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

          "Disqualified Capital Stock" means that portion of any Capital Stock
           --------------------------
which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), on or prior to the final maturity date of the Notes.

          "Domestic Restricted Subsidiary" means any Restricted Subsidiary of
           ------------------------------
the Company incorporated or otherwise organized or existing under the laws of the United States, any state thereof or the District of Columbia.

          "Eligible Jurisdiction" means any country in the European Union (as it
           ---------------------
exists on the Issue Date) or Switzerland.

          "Euroclear" means Euroclear S.A./N.V. as operator of the Euroclear
           ---------
system.

          "European Union" means the European Union, including the countries of
           --------------
Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after the Issue Date.

          "Events of Default" has the meaning provided in Section 6.01.
           -----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor statute or statutes thereto.

          "Exchange Notes" means the 10 3/8% Senior Subordinated Notes due 2011
           --------------
to be issued pursuant to this Indenture in connection with (i) a Registration pursuant to the Registration Rights Agreement or (ii) with respect to Initial Notes issued under this Indenture from time to time after the Issue Date pursuant to Section 2.14, 10 3/8% Senior Subordinated Notes due 2011 issued pursuant to a registration rights agreement substantially identical to the Registration Rights Agreement, in each case substantially in the form of Exhibit
                                                                         -------
A.
-

          "Exchange Offer" has the meaning set forth in the Registration Rights
           --------------
Agreement.

          "Exchange Registration Statement" has the meaning set forth in the
           -------------------------------
Registration Rights Agreement.

          "Factor" means, collectively, one or more purchasers of receivables
           ------
under the Factoring Agreement.

          "Factoring Agreement" means one or more receivables purchase
           -------------------
agreements (or similar agreements) entered into by the Company or any of its Restricted Subsidiaries with the Factor, as the same may be amended, modified, supplemented and/or replaced from time to time so long as any such replacement agreement is on terms no less favorable to the Company or any of its Restricted Subsidiaries in any material respect than those terms set forth in the Factoring Agreement as in effect on the Issue Date.

          "fair market value" means, with respect to any asset or property, the
           -----------------
price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "Foreign Cash Equivalents" means certificates of deposit or bankers'
           ------------------------
acceptances of any bank organized under the laws of Canada or any country that is a member of the European Union, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than one year from the date of acquisition.

          "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the
           -----------------------------
Company that is not a Domestic Restricted Subsidiary.

          "Four Quarter Period" has the meaning given such term in the
           -------------------
definition of "Consolidated Fixed Charge Coverage Ratio."

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "GE Agreement" means the agreement, dated March 10, 1998, between the
           ------------
Company and General Electric Capital Corporation, as Lessor, as the same may be amended, modified, supplemented and/or replaced from time to time, providing for the sale of equipment by the Company to the Lessor and subsequent leaseback by the Lessor to the Company and/or to certain of the Company's Subsidiaries in an aggregate outstanding principal amount not to exceed $20.0 million at any time.

          "Global Notes" means the U.S. Global Note(s), the International Global
           ------------
Note(s) and the Unrestricted Global Notes.

          "Government Obligations" means securities issued or directly and fully
           ----------------------
guaranteed or insured by the governments of any Eligible Jurisdiction rated AAA or above and having maturities of not more than one year from the date of acquisition.

          "guarantee" means a direct or indirect guarantee by any Person of any
           ---------
Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). When used as verbs, "guarantee" and "guaranteed" have correlative
                                 ---------       ----------
meanings.

          "Guarantee" means any guarantee of the Obligations of the Company
           ---------
under this Indenture and the Notes by a Guarantor.  When used as a verb,

"Guarantee" shall have a corresponding meaning.
----------

          "Guarantor" means:  (1) Manitowoc Crane Companies, Inc.; Manitowoc
           ---------
Foodservice Companies, Inc.; North Central Crane & Excavator Sales Corp.; Manitowoc Marine Group, LLC; Environmental Rehab, Inc.; Manitowoc Crane & Shovel Sales Corp.; Manitowoc Western Company, Inc.; Femco Machine Company, Inc.; Manitowoc Cranes, Inc.; West-Manitowoc, Inc.; Manitowoc Re-Manufacturing, Inc.; Manitowoc CP, Inc.; Manitowoc Boom Trucks, Inc.; Manitowoc MEC, Inc.; Manitowoc Ice, Inc.; Manitowoc Equipment Works, Inc.; SerVend International, Inc.; Manitowoc Beverage Systems, Inc.; KMT Refrigeration, Inc.; Diversified Refrigeration, Inc.; Manitowoc FP, Inc.; SerVend Sales Corp.; Mul-tiplex Company, Inc.; KMT Sales Corp.; Harford Duracool, LLC; Marinette Marine Corporation; and Potain Corporation; and (2) each of the Company's Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

          "Guarantor Senior Debt" means, with respect to any Guarantor, the
           ---------------------
principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (x) all monetary obligations (including guarantees) of every nature of such Guarantor under the Credit Agreement, including, without limitation, obligations (including guarantees) to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

          (y) all Interest Swap Obligations (and guarantees thereof); and

          (z) all obligations under Currency Agreements (and guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          (1) any Indebtedness of such Guarantor to the Company or to a Subsidiary of the Company;

          (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation);

          (3) Indebtedness owed to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

          (4)  Indebtedness represented by Disqualified Capital Stock;

          (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

          (6)  that portion of any Indebtedness incurred in violation of Section
     4.03 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

          (7) Indebtedness that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Bankruptcy Code, is without recourse to such Guarantor; and

          (8) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

          "Holder" means any Person shown on the Register as the registered
           ------
holder, from time to time, of the Notes.

          "incur" has the meaning given such term in Section 4.03.
           -----

          "Indebtedness" means, with respect to any Person, without duplication:
           ------------

          (1)  all Obligations of such Person for borrowed money;

          (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)  all Capitalized Lease Obligations of such Person;

          (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

          (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

          (8) all Obligations under Currency Agreements and interest swap agreements of such Person; and

          (9) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

          For purposes hereof, the "maximum fixed repurchase price" of any
                                    ------------------------------
Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          "Indenture" means this Indenture as originally executed or as it may
           ---------
be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

          "Indenture Obligations" has the meaning given such term in Section
           ---------------------
11.01.

          "Independent Financial Advisor" means a firm:  (1) that does not, and
           -----------------------------
whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Indirect Participant" is defined to mean a Person who holds a Book-
           --------------------
Entry Interest through a Participant.

          "Initial Notes" means (i) . 175,000,000 aggregate principal amount of
           -------------
10 3/8% Senior Subordinated Notes due 2011 issued on the Issue Date, substantially in the form of Exhibit A and containing the Private Placement
                             ---------
Legend, and (ii) Additional Notes, in each case for so long as such Notes constitute Restricted Notes.

          "interest" means, with respect to the Notes, interest on and
           --------
Additional Interest, if any, with respect to, the Notes.

          "Interest Payment Date" means each semi-annual interest payment date
           ---------------------
on May 15 and November 15 of each year, commencing November 15, 2001.

          "Interest Swap Obligations" means the obligations of any Person
           -------------------------
pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "International Global Note(s)" means one or more Global Notes bearing
           ---------------------------
the Private Placement Legend in registered form without interest coupons that will be issued on the Issue Date in a principal amount equal to the outstanding principal amount of the Initial Notes sold in reliance on Regulation S and deposited with the Common Depositary.

          "Inversion Transaction" means a transaction or series of related
           ---------------------
transactions undertaken to facilitate the global movement of cash assets among affiliated group members in a tax efficient manner pursuant to which (i) a U.S. parent company ("Former Parent") becomes a wholly owned subsidiary of a newly
                 -------------
organized offshore/foreign entity or entities (in either case, or together, "New
                                                                             ---
Parent"); (ii) all of the issued and outstanding capital stock of Former Parent
------
is converted into an equivalent number of shares of capital stock of New Parent; and (iii) the foreign subsidiaries of Former Parent would then be owned by New Parent, either directly or through a foreign subsidiary of New Parent, and would be sister companies of Former Parent, and the domestic subsidiaries would be held through Former Parent as a U.S. subsidiary of New Parent.

          "Investment" means, with respect to any Person, any direct or indirect
           ----------
loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be, and the acquisition of up to 6.4% of the Capital Stock of Potain. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Wholly Owned Restricted Subsidiary of the Company (other than, in the case of Potain, up to 6.4% of the Capital Stock of Potain) such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means May 9, 2001.
           ----------

          "Judgment Currency" has the meaning given such term in Section 13.14.
           -----------------

          "Legal Defeasance" has the meaning given such term in Section 8.02.
           ----------------

          "Lien" means any lien, mortgage, deed of trust, pledge, security
           ----
interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Moody's" means Moody's Investors Service, Inc. and its successors.
           -------

          "Net Cash Proceeds" means, with respect to any Asset Sale, the
           -----------------
proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

          (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Net Proceeds Offer" has the meaning provided in Section 4.10(b).
           ------------------

          "Net Proceeds Offer Amount" has the meaning provided in Section
           -------------------------
4.10(b).

          "Net Proceeds Offer Payment Date" has the meaning provided in Section
           -------------------------------
4.10(b).

          "Net Proceeds Offer Trigger Date" has the meaning provided in Section
           -------------------------------
4.10(b).

          "Non-payment Default" has the meaning provided in Section 10.02(b).
           -------------------

          "Notes" means, collectively, the Initial Notes, the Private Exchange
           -----
Notes, if any, and the Unrestricted Notes. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

          "Obligations" means all obligations for principal, premium, interest,
           -----------
penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means any of the following of the Company:  the Chairman of
           -------
the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

          "Officers' Certificate" means a certificate signed by two Officers.
           ---------------------

          "Opinion of Counsel" means a written opinion from legal counsel
           ------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

          "Participant" means, with respect to any Depositary, Persons who have
           -----------
accounts with such Depositary.

          "Paying Agent" has the meaning provided in Section 2.04, except that,
           ------------
for the purposes of Article Eight, the Paying Agent shall not be the Company, any Guarantor or any Subsidiary of the Company, a Guarantor or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

          "Payment Blockage Notice" has the meaning provided in Section
           -----------------------
10.02(b).

          "Payment Blockage Period" has the meaning provided in Section
           -----------------------
10.02(b).

          "Payment Default" has the meaning provided in Section 10.02.
           ---------------

          "Permitted Indebtedness" means, without duplication, each of the
           ----------------------
following:

          (1) Indebtedness under the Notes issued on the Issue Date in an aggregate principal amount not to exceed . 175.0 million and the related Guarantees;

          (2) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of:

          (a) $475.0 million (i) less the amount of all mandatory principal payments actually made by the Company or any Restricted Subsidiary with the Net Cash Proceeds from Asset Sales in respect of the term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replaced Credit Agreement); and (ii) reduced by any mandatory permanent repayments of revolving loans made by the Company thereunder (which are accompanied by a corresponding permanent commitment reduction) with the Net Cash Proceeds from Asset Sales (excluding any such payments and commitment reductions to the extent refinanced at the time of payment under a replaced Credit Agreement); and

          (b)  the Borrowing Base Amount plus $30.0 million;

          (3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions therein;

          (4) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred without violation of this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed, at the time of the incurrence thereof, the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6) Indebtedness of a Restricted Subsidiary of the Company to the Company, to a Guarantor or to another Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, such Guarantor, such Wholly Owned Restricted Subsidiary or the holders of a Lien permitted under this Indenture, in each case subject to no Lien held by a Person other than the Company, a Guarantor, such Wholly Owned Restricted Subsidiary or holders of a Lien permitted under this Indenture; provided that if as of any date any Person other than the Company, a Guarantor, a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness pursuant to this clause (6);

          (7) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the holders of a Lien permitted under this Indenture, in each case subject to no Lien other than a Lien permitted under this Indenture; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company pursuant to this clause (7);

          (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within four business days of incurrence;

          (9) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (10) Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture; provided that, in the case of a guarantee by a Restricted Subsidiary, such Restricted Subsidiary complies with Section
     4.12 (to the extent applicable);

          (11) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of bid, payment and performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

          (12) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

          (13) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $15.0 million at any one time outstanding;

          (14) Indebtedness of Foreign Restricted Subsidiaries of the Company in an aggregate principal amount not to exceed $20.0 million under lines of credit to any such Foreign Restricted Subsidiary from Persons other than the Company or any of its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Restricted Subsidiary's working capital and other general corporate purposes;

          (15) Indebtedness that may be deemed to exist pursuant to the Factoring Agreement and Indebtedness by a Securitization Entity in a Qualified Securitization Transaction that is not recourse (except for Standard Securitization Undertakings) to the Company or any of its Restricted Subsidiaries; provided that any amounts incurred under this clause (15) in excess of $50.0 million will reduce the amounts available for borrowing under clause (2) above in an equal amount;

          (16) Indebtedness of the Company evidenced by commercial paper issued by the Company; provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to clause (2) of this definition and this clause (16) does not exceed the maximum amount of Indebtedness permitted under clause (2) of this definition;

          (17) Refinancing Indebtedness;

          (18) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of obligations to repurchase equipment incurred in the ordinary course of business, to the extent such obligations do not exceed the fair market value of such equipment; and

          (19) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $30.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

          For purposes of determining any particular amount of Indebtedness under Section 4.03, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through
(19) above or is permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such section, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such section. Accrual of interest, accretion or amortization of original issue discount, the payment of inter-est on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.03.

          "Permitted Investments" means:
           ---------------------

          (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Domestic Restricted Subsidiary of the Company and other Investments to the extent constituting intercompany Indebtedness permitted under clause (6) or (7) of the definition of "Permitted Indebtedness";

          (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment, to the extent held by a Restricted Subsidiary that is not a Guarantor, is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

          (3)  Investments in cash and Cash Equivalents;

          (4) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2.0 million at any one time outstanding;

          (5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

          (6) additional Investments not to exceed $15.0 million at any one time outstanding;

          (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

          (8) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10;

          (9) Investments represented by guarantees that are otherwise permitted under this Indenture;

          (10) Investments the payment for which is Qualified Capital Stock of the Company;

          (11) any Investment by the Company or a Wholly Owned Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest;

          (12) Investments by the Company consisting of obligations of one or more officers, directors or other employees of the Company or any of its Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of capital stock of the Company so long as no cash is paid by the Company or any of its Restricted Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations; and

          (13) Investments in joint ventures not to exceed $15.0 million at any one time outstanding.

          "Permitted Liens" means the following types of Liens:
           ---------------

          (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on their books such reserves as may be required pursuant to GAAP;

          (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (6) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (9) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

          (10) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (13) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 90 days of such refinancing;

          (11) Liens securing Indebtedness under Currency Agreements;

          (12) Liens securing Acquired Indebtedness incurred in accordance with
     Section 4.03; provided that:

               (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

               (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

          (13) Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

          (14) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction, and Liens in favor of the Factor solely on those accounts receivable (and the rights ancillary thereto) of the Company and its Restricted Subsidiaries that are purchased by the Factor pursuant to the Factoring Agreement from time to time;

          (15) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (16) banker's Liens, rights of set-off and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

          (17) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (19) rights of customers with respect to inventory which arise from deposits and progress payments made in the ordinary course of business;

          (20) additional Liens not to exceed $5.0 million at any one time; and

          (21) the escrow of up to 6.4% of the Capital Stock of Potain to comply with the judgment or order of any court or to settle any judicial proceeding in whole or in part.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Preferred Stock" of any Person means any Capital Stock of such Person
           ---------------
that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "principal" means, with respect to the Notes, the principal of, and
           ---------
premium, if any, on the Notes.

          "Private Exchange Notes" has the meaning given such term in the
           ----------------------
Registration Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Restricted Notes in the form set forth in Section 2.02(a).

          "Public Equity Offering" has the meaning set forth in Section 3.01(b).
           ----------------------

          "Purchase Money Indebtedness" means Indebtedness of the Company and
           ---------------------------
its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

          "Purchase Money Note" means a promissory note of a Securitization
           -------------------
Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.
           ---

          "Qualified Capital Stock" means any Capital Stock that is not
           -----------------------
Disqualified Capital Stock.

          "Qualified Securitization Transaction" means any transaction or series
           ------------------------------------
of transactions that may be entered into by the Company, any of its Restricted Subsidiaries or a Securitization Entity pursuant to which the Company or such Restricted Subsidiary or such Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or the Company or any of its Restricted Subsidiaries that subsequently transfers to a Securitization Entity (in the case of a transfer by the Company or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries that arose in the ordinary course of business of the Company and its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "redeem" means to redeem, repurchase, purchase, defease, retire,
           ------
discharge or otherwise acquire or retire for value; and "redemption" shall have
                                                         ----------
a correlative meaning.

          "Redemption Date," when used with respect to any Note to be redeemed,
           ---------------
means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Note to be redeemed,
           ----------------
means the price at which such Note is to be redeemed pursuant to this Indenture.

          "Reference Date" has the meaning provided in Section 4.05.
           --------------

          "Refinance" means, in respect of any security or Indebtedness, to
           ---------
refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing"
                                                ----------       -----------
shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any
           ------------------------
Restricted Subsidiary of the Company of Indebtedness incurred in accordance
Section 4.03 (other than pursuant to clause (2), (4), (5), (6), (7), (8), (9),
(10), (11), (12), (13), (14), (15) or (19) of the definition of "Permitted
Indebtedness"), in each case, that does not:

          (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

          (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the

     Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Register" has the meaning provided in Section 2.04.
           --------

          "Registrar" has the meaning provided in Section 2.04.
           ---------

          "Registration" means, collectively, each offer of Notes registered
           ------------
pursuant to a registration statement.

          "Registration Rights Agreement" means (i) with respect to the Initial
           -----------------------------
Notes issued on the Issue Date, the Registration Rights Agreement, dated as of the date hereof, between the Company, the Guarantors and Deutsche Bank AG London, and (ii) with respect to each issuance of Additional Notes in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement among the Company and the Persons purchasing the Additional Notes.

          "Registration Statement" means the Exchange Registration Statement or
           ----------------------
a Shelf Registration as defined and described in the Registration Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment
           -------------------
Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Replacement Assets" has the meaning provided in Section
           ------------------
4.10(a)(3)(ii).

          "Representative" means the indenture trustee or other trustee, agent
           --------------
or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "Responsible Officer," when used with respect to the Trustee or any
           -------------------
Paying Agent means any vice president, any assistant vice president, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee or such Paying Agent, as the case may be, customarily performing functions similar to those performed by any of the above designated officers in each case assigned to or employed by the corporate trust department of the Trustee or such Paying Agent, as the case may be, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Definitive Registered Note" means a Definitive Registered
           -------------------------------------
Note bearing the Private Placement Legend issued in registered form without coupons in a principal amount of . 1,000 or integral multiples thereof.

          "Restricted Global Notes" means the U.S. Global Note(s) and the
           -----------------------
International Global Note(s).

          "Restricted Notes" means the Restricted Definitive Registered Notes
           ----------------
and the Restricted Global Note(s).

          "Restricted Payment" has the meaning provided in Section 4.05.
           ------------------

          "Restricted Subsidiary" of any Person means any Subsidiary of such
           ---------------------
Person which at the time of determination is not an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "S&P" means Standard & Poor's Ratings Services, a division of the
           ---
McGraw-Hill Companies, Inc., and its successors.

          "Sale and Leaseback Transaction" means any direct or indirect
           ------------------------------
arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "Securities Act" means the United States Securities Act of 1933, as
           --------------
amended.

          "Securitization Entity" means a Wholly Owned Subsidiary of the Company
           ---------------------
(or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity; and

          (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

               (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings,

               (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or

               (c) subjects any asset of the Company or any Restricted Subsidiary of the Company (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets), retained or acquired by the Company or any Restricted Subsidiary of the Company;

          (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

          (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Senior Debt" means the principal of, premium, if any, and interest
           -----------
(including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all monetary obligations (including guarantees thereof) of every nature of the Company under the Credit Agreement, including, without limitation, obligations (including guarantees) to pay principal, premium (if any) and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

          (2)  all Interest Swap Obligations (including guarantees thereof); and

          (3) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Senior Debt" shall not include:


          (1)  any Indebtedness of the Company to a Subsidiary of the Company;

          (2) any Indebtedness to, or guaranteed on behalf of, any director, officer or employee of (x) the Company or (y) any Subsidiary of the Company (including, without limitation, amounts owed for compensation);

          (3) Indebtedness to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

          (4)  Indebtedness represented by Disqualified Capital Stock;

          (5) any liability for federal, state, local or other taxes owed or owing by the Company;

          (6)  that portion of any Indebtedness incurred in violation of Section
     4.03 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

          (7) Indebtedness that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Bankruptcy Code, is without recourse to the Company; and

          (8) any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

          "Shelf Registration" means the Shelf Registration as defined in the
           ------------------
Registration Rights Agreement.

          "Significant Subsidiary," with respect to any Person, means any
           ----------------------
Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Securities Act.

          "Standard Securitization Undertakings" means representations,
           ------------------------------------
warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that are reasonably customary in an accounts receivable securitization transaction.

          "Stated Maturity" means, with respect to any installment of interest
           ---------------
or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness (after giving effect to any amendments, modifications or waivers thereto), and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary," with respect to any Person, means:
           ----------

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Supplemental Indenture" means a supplemental indenture to be
           ----------------------
substantially in the form of this Indenture (except that all references to Inversion Transactions shall have been deleted) executed and delivered to the Trustee, pursuant to which each New Parent (i) will become a Guarantor of the Notes by executing a Guarantee in the form attached as Exhibit E hereto, and
                                                       ---------
(ii) becomes subject to the covenants contained in this Indenture as described in such supplemental indenture.

          "Surviving Entity" has the meaning given such term in Section
           ----------------
5.01(a)(1)(B).

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939,
           ---      -------------------
as amended (15 U.S. Code Sections 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

          "Transaction Date" has the meaning given such term in the definition
           ----------------
of "Consolidated Fixed Charge Coverage Ratio."

          "Transfer Agent" means The Bank of New York in its capacity as
           --------------
transfer agent.

          "Trustee" means the party named as such in the first paragraph of this
           -------
Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

          "Unrestricted Definitive Registered Note" means a Definitive
           ---------------------------------------
Registered Note not bearing the Private Placement Legend issued in registered form without coupons in a principal amount of . 1,000 or integral multiples thereof, including, without limitation, the Exchange Notes.

          "Unrestricted Global Note" means one or more Global Note(s) not
           ------------------------
bearing the Private Placement Legend issued in registered form without interest coupons in a principal amount of . 1,000 or integral multiples thereof, and deposited with the Common Depositary, including, without limitation, the Exchange Notes.

          "Unrestricted Notes" means the Unrestricted Global Notes and the
           ------------------

Unrestricted Definitive Registered Notes.

          "Unrestricted Subsidiary" of any Person means:
           -----------------------

          (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          (2)  any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

          (1) the Company certifies to the Trustee that such designation complies with Section 4.05; and

          (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.03; and

          (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Global Note(s)" means one or more Global Note(s) bearing the
           -------------------
Private Placement Legend in registered form without interest coupons that will be issued in a principal amount equal to the outstanding principal amount of the Initial Notes sold in reliance on Rule 144A and deposited with the Common Depositary.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Restricted Subsidiary" of any Person means any Wholly
           ----------------------------------
Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary of such
           -----------------------
Person of which all the outstanding voting securities (other than (i) in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a state in the United States or the District of Columbia, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law and (ii) in the case of Potain, also up to 6.4% of the Capital Stock of Potain) are owned by such Person or any Wholly Owned Subsidiary of such Person.

          SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.
                         -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture notes" means the Notes;

          "indenture note holder" means a Holder or a Noteholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03.  Rules of Construction.  Unless the context otherwise
                         ---------------------
requires:

          (i)     a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii)   "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v) provisions apply to successive related events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of "GAAP" set forth in Section 1.01;

          (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated;

          (ix) all references to "." or "Euros" refer to the lawful currency of a Euro currency country, unless the content expressly contemplates otherwise; and

          (x) all references to "$," "Dollars," "U.S. Dollars" or money refer to the lawful currency of the United States, unless the content expressly contemplates otherwise.

                                  ARTICLE TWO

                                   THE NOTES

     SECTION 2.01.  The Notes.
                    ---------

     (a)  Form and Dating.  The Notes and the Trustee's certificate of
          ---------------
authentication thereon shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other
---------
variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of
          ---------
this Indenture. The Global Notes and the Definitive Registered Notes shall be issued only in registered form. The Notes shall be issued without coupons. The Notes shall be issued only in denominations of . 1,000 principal amount or any integral multiple thereof. To the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (b)  Global Notes.  Initial Notes offered and sold in reliance on Rule
          ------------
144A shall be issued in the form of one or more U.S. Global Notes, deposited with the Common Depositary, as custodian for the Depositaries, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on Schedule A to each Global Note, as hereinafter provided.

     Initial Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more International Global Notes deposited with the Common Depositary, as custodian for the Depositaries, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the International Global Note may from time to time be increased or decreased by adjustments made on Schedule A to each Global Note, as hereinafter provided.

     Unrestricted Global Notes shall be issued in accordance with Section 2.07(b)(iii), 2.07(d)(iii) and 2.07(f), and shall be deposited with the Common Depositary, as custodian for the Depositaries or their respective nominees, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount outstanding of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers of interests therein, redemptions and repurchases in accordance with the terms of this Indenture. Any endorsement of Schedule A to a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Notes represented thereby shall be made by the Trustee, the Paying Agent or the Registrar in accordance with Sections 2.07 (Transfer and Exchange), 3.04 (Notice of Redemption), 4.10 (Limitation on Asset Sales) and 4.11 (Repurchase of Notes upon a Change of Control) hereof.

     Except as set forth in Section 2.07(a) hereof, the Global Notes may be transferred, in whole and not in part, only to a successor of the Common Depositary.

     (c)  Definitive Registered Notes.  Definitive Registered Notes issued
          ---------------------------
upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Definitive Registered Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

     (d)  Book-Entry Provisions.  Participants and Indirect Participants
          ---------------------
shall have no rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf by the Common Depositary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositaries and their respective Participants, the operation of customary practices of such Depositaries governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The Applicable Procedures shall be applicable to Book-Entry Interests that are held by the Participants through Euroclear or Clearstream.

     SECTION 2.02.  Restrictive Legends.
                    -------------------

     (a)  Private Placement Legend. Except as permitted by subparagraph (b)
          ------------------------
below, each Global Note and each Definitive Registered Note (and all Notes issued in exchange therefor or substitution thereof) issued under this Indenture shall bear a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE

     UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
     (A) TO THE MANITOWOC COMPANY, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTION ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE MANITOWOC COMPANY, INC. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE MANITOWOC COMPANY, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE MANITOWOC COMPANY, INC. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT

     SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          (b) Notwithstanding the foregoing, any Global Note or Definitive Registered Note issued pursuant to subparagraph (b)(iii), (c)(ii), (c)(iii),
(d)(ii), (d)(iii) or (f) of Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          Each Global Note, if the Company so elects, may also bear the following legend on the face thereof:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE OF A COMMON DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO A COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY OR TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     THIS NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTIONS 2.01, 2.07, 2.08, 3.04, AND 4.11 OF THE INDENTURE, (II) EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
     SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          SECTION 2.03.  Execution and Authentication.  The Notes shall be
                         ----------------------------
executed by an Officer or an authorized signatory as identified in an Officers' Certificate (pursuant to a power of attorney or other similar instrument). The signature of any such Officer (or authorized signatory) on the Notes shall be by manual or facsimile signature in the name and on behalf of the Company.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall, upon receipt of a Company Order, authenticate (i) Initial Notes for original issue in aggregate principal amount not to exceed . 275,000,000, of which . 175,000,000 are being issued on the Issue Date, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes, (iii) Unrestricted Notes from time to time only (x) in exchange for a like principal amount of Initial Notes or (y) in an aggregate principal amount of not more than the excess of . 275,000,000 over the sum of the aggregate principal amount of (A) Initial Notes then outstanding, (B) Private Exchange Notes then outstanding and (C) Unrestricted Notes issued in accordance with (iii)(x) above, and (iv) Additional Notes issued pursuant to Section 2.14 hereof. Each such Company Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Definitive Registered Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clauses (ii) or (iii) of the first sentence of this paragraph, the first such written order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee stating that the issuance of the Private Exchange Notes or the Unrestricted Notes, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Issuer.

          The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Notes shall be issuable only in registered form without coupons and only in minimum denominations of . 1,000 in principal amount and any integral multiples of . 1,000 in excess thereof.

          SECTION 2.04.  Registrar and Paying Agent.  The Company shall
                         --------------------------
maintain an office or agency in London, England, the Borough of Manhattan, The City of New York and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange require, in Luxembourg, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment
           ---------
(the "Paying Agent") and (c) notices and demands in respect of the Notes and
      ------------
this Indenture may be served. The Registrar shall keep a register or registers of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company or any Subsidiary may act as Paying Agent, Registrar or co-Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture and the agreement shall implement the provisions of this Indenture that relate to such Agent and shall incorporate the provisions of the TIA. Without limiting the foregoing, each such agreement appointing a Paying Agent must contain provisions substantially to the effect of Section 2.07 hereof. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

          The Registrar shall keep a register (the "Register") of the Definitive
                                                    --------
Registered Notes and of their transfer and exchange. Any notice to be given under this Indenture or under the Notes by the Trustee or the Company to Noteholders shall be mailed by first class mail to each Holder of Definitive Registered Notes at its address as it appears at the time of such mailing in the Register, and to the Holders of the Global Notes.

          The Company hereby appoints the corporate trust office of the Trustee in New York located at the address set forth in Section 13.02 as Registrar, Paying Agent and Transfer Agent in New York with respect to Definitive Registered Notes. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company shall maintain a Paying Agent and Transfer Agent in Luxembourg.

          The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Registrar or co-Registrar, and/or agent for service of notice and demands.

          If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Register.

          SECTION 2.05. Holders to Be Treated as Owners; Payments of Interest.
                         ----------------------------------------------------
The Company, the Paying Agents, the Registrar, the Trustee and any agent of the Company, the Paying Agents, the Registrar or the Trustee may deem and treat the person in whose name a

Note is registered as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest, Additional Interest, if any on such Note and for all other purposes; and neither the Company, any Paying Agent, the Registrar, the Trustee nor any agent of the Company, the Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

          SECTION 2.06. Paying Agent to Hold Money in Trust. Not later than
                        -----------------------------------
12:00 noon (New York Time) one Business Day prior to each due date of the principal and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal and interest so becoming due on the due date for payment under the Notes. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by any Paying Agent need not be segregated except as required by law and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

          SECTION 2.07. Transfer and Exchange.
                        ---------------------

          (a)  Transfer and Exchange of Global Notes. Transfers of a Global Note
               -------------------------------------
shall be limited to transfers of such Global Note in whole, but not in part, to a successor Common Depositary, any or both of the Depositaries, their respective successors or their respective nominees.

          All Global Notes will be exchanged by the Company for Definitive Registered Notes if (i) either Euroclear or Clearstream notifies the Company that it is unwilling or unable to continue to act as a Depositary and a successor Depositary is not appointed by the Company within 120 days; (ii) Euroclear or Clearstream so requests following an Event of Default hereunder;
(iii) the Company in its sole discretion determines that the Global Notes should be exchanged (in whole but not in part) for Definitive Registered Notes; or (iv) the owner of a Book-Entry Interest requests such exchange in writing delivered either through Euroclear or Clearstream following an Event of Default hereunder. Upon the occurrence of any of the pre ceding events, Definitive Registered Notes shall be issued in such names and in any approved denominations as Euroclear and/or Clearstream shall instruct the Registrar.

          Global Notes may also be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Sections 2.08 and 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a).

          (b)  Transfer and Exchange of Book-Entry Interests Between Global
               ------------------------------------------------------------
Notes. Transfers of Book-Entry Interests between Global Notes shall require compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs, as applicable:

          (i)  General Provisions Applicable to Transfers and Exchanges of
               -----------------------------------------------------------
     Book-Entry Interests Between Global Notes. In connection with all
     -----------------------------------------
     transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note or transfers or exchanges resulting in the delivery of one or more Definitive Registered Notes), the transferor of such Book-Entry Interest must deliver to the Registrar (1) a written and/or electronic order from a Participant or an Indirect Participant given to either Depositary in accordance with the Applicable Procedures directing such Depositary to debit or cause to be debited a Book-Entry Interest in a Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged, (2) a written and/or electronic order from a Participant or an Indirect Participant given to either Depositary in accordance with the Applicable Procedures directing such Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and (3) written and/or electronic instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

          The requirements of this Section 2.07(b)(i) shall be deemed to have been satisfied in connection with the Exchange Offer upon receipt by the Registrar of instructions contained in a Letter of Transmittal delivered by any Holder tendering Book-Entry Interests in a Restricted Global Note in the Exchange Offer.

          (ii)     Transfer of Book-Entry Interests to Another Restricted Global
                   -------------------------------------------------------------
     Note.  A Book-Entry Interest in any Restricted Global Note may be
     ----
     transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in a different Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(i) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a Book-Entry Interest in the U.S. Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                               ---------
          certifications in item (1) or (3) thereof; and

               (B) if the transferee will take delivery in the form of a Book-Entry Interest in an International Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including
                                                    ---------
          the certifications in item (2) thereof.

          Upon satisfaction of the conditions set forth in this Section 2.07(b)(ii), the Registrar shall (i) instruct the Common Depositary to deliver the relevant Global Note(s) to the Trustee, (ii) instruct the Trustee to endorse (and the Trustee shall endorse) Schedule A to the relevant Global Note(s) to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable transfer, and (iii) thereafter, instruct the Trustee to return (and the Trustee shall return) the Global Note(s) to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

            (iii)  Transfer and Exchange of Book-Entry Interests in a Restricted
                   -------------------------------------------------------------
     Global Note for Book-Entry Interests in an Unrestricted Global Note.  A
     -------------------------------------------------------------------
     Book-Entry Interest in any Restricted Global Note may be exchanged by any holder thereof for a Book-Entry Interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(i) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the Book-Entry Interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company; or

               (B) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit B hereto including the certifications contained in item (4)
             ---------
          thereof; or

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.

          Upon satisfaction of the conditions set forth in this Section 2.07(b)(iii), the Registrar shall (i) instruct the Common Depositary to deliver the relevant Global Note(s) to the Trustee, (ii) instruct the Trustee to endorse (and the Trustee shall endorse) Schedule A to the relevant Global Note(s) to reflect the relevant increase or decrease in principal amount of such Global Note resulting from the applicable transfer, and (iii) thereafter, instruct the Trustee to return (and the Trustee shall return) the Global Note(s) to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

          If any such transfer or exchange is effected pursuant to this Section 2.07(b)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Registrar shall so inform the Trustee and the Company and, thereafter, the Company shall issue and, upon receipt of a Company Order from the Company in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests to be transferred or exchanged.

          Book-Entry Interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Book-Entry Interest in a Restricted Global Note.

          (c)  Transfer or Exchange of Book-Entry Interests for Definitive
               -----------------------------------------------------------
Registered Notes.  In connection with a transfer or exchange of a Book-Entry
----------------
Interest for a Definitive Registered Note, the Registrar must receive (1) a written and/or electronic order from a Participant or an Indirect Participant given to either Depositary in accordance with the Applicable Procedures directing such Depositary to debit or cause to be debited a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged,
(2) a written order directing the Registrar to issue or cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and (3) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

            (i)  Book-Entry Interests in Restricted Global Notes to Restricted
                 -------------------------------------------------------------
     Definitive Registered Notes.  A holder of a Book-Entry Interest in a
     ---------------------------
     Restricted Global Note may exchange such Book-Entry Interest for a Restricted Definitive Registered Note or transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Restricted Definitive Registered Note, if the exchange or transfer complies with the first paragraph of this Section 2.07(c) and:

               (A) if the holder of such Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for a Restricted Definitive Registered Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                         ---------
          (1)(a) thereof;

               (B) if such Book-Entry Interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications
                                  ---------
          in item (1) thereof;

               (C) if such Book-Entry Interest is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B
                                                                   ---------
          hereto, including the certifications in item (2) thereof;

               (D) if such Book-Entry Interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications
                                  ---------
          in item (3)(a) thereof;

               (E) if such Book-Entry Interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b)
                   ---------
          thereof; or

               (F) if such Book-Entry Interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (E) above, a certificate to the effect set forth in Exhibit B hereto, including the
                                                 ---------
          certifications, certificates and Opinion of Counsel required by item
          (3)(c) thereof, if applicable.

          Upon satisfaction of the conditions set forth in this Section 2.07(c)(i), the Registrar shall (i) instruct the Common Depositary to deliver the relevant Global Note(s) to the Trustee, (ii) instruct the Trustee to endorse (and the Trustee shall endorse) Schedule A to the relevant Global Note(s) to reflect the relevant decrease in the principal amount of such Global Note resulting from the applicable transfer or exchange, (iii) thereafter, instruct the Trustee to return (and the Trustee shall return) the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and (iv) deliver to the Registrar instructions received by it from the relevant Depositary that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer or exchange.

          The Company shall issue and the Trustee shall authenticate one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate prin cipal amount of Book-Entry Interests so transferred or exchanged and in the names set forth in the instructions received by the Registrar.

            (ii) Book-Entry Interests in Restricted Global Notes to Unrestricted
                 ---------------------------------------------------------------
     Definitive Registered Notes.  A holder of a Book-Entry Interest in a
     ---------------------------
     Restricted Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note or may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note if the exchange or transfer complies with the first paragraph of this Section 2.07(c) and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such Book-Entry Interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit B hereto including the certifications contained in item (4)
             ---------
          thereof; or

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.

          Upon satisfaction of the conditions set forth in this Section 2.07(c)(ii), the Registrar shall (i) instruct the Common Depositary to deliver the relevant Global Note(s) to the Trustee, (ii) instruct the Trustee to endorse (and the Trustee shall endorse) Schedule A to the relevant Global Note(s) to reflect the relevant decrease in the principal amount of such Global Note resulting from the applicable exchange or transfer, (iii) thereafter, instruct the Trustee to return (and the Trustee shall return) the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and (iv) deliver to the Registrar instructions received by it from the relevant Depositary that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer or exchange.

          The Company shall issue and the Trustee shall authenticate one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred or exchanged and in the names set forth in the instructions received by the Registrar.

            (iii)  Book-Entry Interests in Unrestricted Global Notes to
                   ----------------------------------------------------
     Unrestricted Definitive Registered Notes.  A holder of a Book-Entry
     ----------------------------------------
     Interest in an Unrestricted Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note or transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note upon the satisfaction of the conditions set forth in the first paragraph of this Section 2.07(c). Upon satisfaction of the conditions set forth in this Section 2.07(c)(iii), the Registrar shall (i) instruct the Common Depositary to deliver the relevant Global Note(s) to the Trustee, (ii) instruct the Trustee to endorse (and the Trustee shall endorse) Schedule A to the relevant Global Note(s) to reflect the relevant decrease in the principal amount of such Global Note resulting from the applicable transfer or exchange, (iii) thereafter, instruct the Trustee to return (and the Trustee shall return) the Global Note(s) to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange or transfer and (iv) deliver to the Registrar instructions received by it from the relevant Depositary that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer or exchange.

          The Company shall issue and the Trustee shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred or exchanged and in the names set forth in the instructions received by the Registrar.

          (d)  Transfer and Exchange of Definitive Registered Notes for Book-
               -------------------------------------------------------------
Entry Interests.  In connection with any transfer or exchange of Definitive
---------------
Registered Notes for Book-Entry Interests, the Holder of such Notes shall surrender to the Registrar such Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the Holder of such Definitive Registered Notes must deliver written and/or electronic orders directing the Depositary to credit the account of the transferee Participant in an amount equal to the Book-Entry Interest to be created and identifying the Participant account to be credited.

            (i) Restricted Definitive Registered Notes to Book-Entry Interests
                --------------------------------------------------------------
     in Restricted Global Notes.  A Holder of Restricted Definitive Registered
     --------------------------
     Notes may exchange such Notes for a Book-Entry Interest in a Restricted Global Note or transfer such Restricted Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Restricted Global Note, if the exchange or transfer complies with the first paragraph of this Section 2.07(d) and:

               (A) if the Holder of such Restricted Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;
          ---------

               (B) if such Restricted Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto,
                                                        ---------
          including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Registered Note is being transferred in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)
                   ---------
          thereof;

               (D) if such Restricted Definitive Registered Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B
                                                                       ---------
          hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Registered Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the
                                     ---------
          certifications in item (3)(b) thereof;

               (F) if such Restricted Definitive Registered Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (E) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates
                   ---------
          and Opinion of Counsel required by item (3)(c) thereof, if applicable.

          Upon satisfaction of all the requirements set forth in this Section 2.07(d)(i), the Registrar shall (i) deliver the Definitive Registered Notes surrendered for exchange or transfer to the Trustee for cancellation pursuant to Section 2.11 hereof, (ii) record such transfer or exchange on the Register, (iii) instruct the Common Depositary to deliver to it (x) in the case of clause (C) above, the International Global Note and (y) in all other cases, the U.S. Global Note, (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer or exchange, and (v) thereafter, return the Global Note(s) to the Common Depositary, together with all informa tion regarding the Participant accounts to be credited in connection with such exchange or transfer.

          (ii)   Restricted Definitive Registered Notes to Book-Entry Interests
                 --------------------------------------------------------------
     in Unrestricted Global Notes.  A Holder of a Restricted Definitive
     ----------------------------
     Registered Note may exchange such Note for a Book-Entry Interest in an Unrestricted Global Note or transfer such Restricted Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note if the exchange or transfer complies with the first paragraph of this Section 2.07(d) and:

                 (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                 (B) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit B hereto including the
                                     ---------
          certifications contained in item (4) thereof; or

                 (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.

          Upon satisfaction of all the requirements set forth in this Section 2.07(d)(ii), the Registrar shall (i) deliver the Definitive Registered Notes surrendered for exchange or transfer to the Trustee for cancellation pursuant to Section 2.11 hereof, (ii) record such transfer or exchange on the Register, (iii) instruct the Common Depositary to deliver the relevant Global Note(s), (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer or exchange, and
     (v) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange or transfer.

          If any such transfer is effected pursuant to this Section 2.07(d)(ii) at a time when an Unrestricted Global Note has not yet been issued, the Registrar shall so inform the Trustee and the Company and, thereafter, the Company shall issue and, upon receipt of a Company Order from the Company in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests to be transferred or exchanged.

          (iii)  Unrestricted Definitive Registered Notes to Book-Entry
                 ------------------------------------------------------
     Interests in Unrestricted Global Notes.  A Holder of an Unrestricted
     --------------------------------------
     Definitive Registered Note may exchange such Note for a Book-Entry Interest in an Unrestricted Global Note or transfer such Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note if the exchange or transfer complies with the first paragraph of this Section 2.07(d). Upon satisfaction of all the requirements set forth in this Section 2.07(d)(iii), the Registrar shall
     (i) deliver the Definitive Registered Note surrendered for exchange or transfer to the Trustee for cancellation pursuant to Section 2.11 hereof,
     (ii) record such transfer or exchange on the Register, (iii) instruct the Common Depositary to deliver the relevant Global Note(s), (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer or exchange, and (v) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange or transfer.

          If any such transfer is effected pursuant to this Section 2.07(d)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Registrar shall so inform the Trustee and the Company and, thereafter, the Company shall issue and, upon receipt of a Company Order from the Company in accordance with Section 2.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests to be transferred or exchanged.

          (e)    Transfer and Exchange of Definitive Registered Notes for
                 --------------------------------------------------------
Definitive Registered Notes.  In connection with any transfer or exchange of
---------------------------
Definitive Registered Notes for Definitive Registered Notes, the Holder of such Notes shall surrender to the Registrar the Definitive Registered Notes for transfer or exchange duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e). Upon request by a Holder of Definitive Registered Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Registered Notes.

          (i)    Restricted Definitive Registered Notes to Restricted Definitive
                 ---------------------------------------------------------------
     Registered Notes.  Any Restricted Definitive Registered Note may be
     ----------------
     transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted

     Definitive Registered Note if the exchange or transfer complies with the first paragraph of this Section 2.07(e) and the Registrar receives the following:

                 (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1)
                      ---------
          thereof;

                 (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;
          ---------
          and

                 (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit
                                                                        -------
          B hereto, including the certifications, certificates and Opinion of
          -
          Counsel required by item (3) thereof, if applicable.

          (ii)   Restricted Definitive Registered Notes to Unrestricted
                 ------------------------------------------------------
     Definitive Registered Notes.  Any Restricted Definitive Registered Note may
     ---------------------------
     be exchanged by the Holder thereof for an Unrestricted Definitive Registered Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Registered Note if:

                 (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                 (B) any such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement or pursuant to another effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and the transferor delivers a certificate in the form of Exhibit B hereto including the
                                     ---------
          certifications contained in item (4) thereof; or

                 (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement.

            (iii)  Unrestricted Definitive Registered Notes to Unrestricted
                   --------------------------------------------------------
     Definitive Registered Notes.  A Holder of Unrestricted Definitive
     ---------------------------
     Registered Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Registered Note. Upon compliance with the first paragraph of this Section 2.07(e) and receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Registered Notes pursuant to the instructions from the Holder thereof.

            (f)    Exchange Offer.  Upon the occurrence of the Exchange Offer in
                   --------------
accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.03, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the corresponding principal amount of the Book-Entry Interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers that acquired the Book-Entry Interests tendered in the Exchange Offer directly from the Company or an Affiliate of the Company, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company and (ii) Unrestricted Definitive Registered Notes in an aggregate principal amount equal to the corresponding principal amount of the Restricted Definitive Registered Notes tendered for exchange by Persons who certify to the effect set forth in (i) of this subsection (f) and accepted for exchange in the Exchange Offer.

            In addition, the Trustee shall (i) endorse Schedule A to the Unrestricted Global Notes issued pursuant to the preceding paragraph to reflect the principal amount of Restricted Global Notes tendered in the Exchange Offer,
(ii) deliver such Unrestricted Global Notes to the Common Depositary, (iii) instruct the Common Depositary to deliver the relevant Restricted Global Note(s) to the Trustee, (iv) endorse Schedule A to such Restricted Global Note(s) to reflect the decrease in principal amount resulting from the Exchange Offer, and
(v) thereafter, return the Restricted Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be debited and credited in connection with the Exchange Offer.

            (g)    General Provisions Relating to All Transfers and Exchanges.
                   ----------------------------------------------------------

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes or Definitive Registered Notes, as the case may be, in each case, in accordance with Section 2.03 hereof.

            (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax, duty or governmental charge payable in connection therewith (other than any such stamp or transfer taxes, duties or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.08, 4.10, 4.11 and 9.04 hereof).

            (iii) All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

            (iv) The Company shall not be required (A) to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before any redemption date under Section 3.08 and ending at the close of business on the redemption date, (B) to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before any mailing of a notice of redemption of Notes for partial redemption under Section 3.08 and ending on the day of such selection, (C) to register the transfer of or to exchange a Note during a period beginning at the opening of business on a record date for the payment of interest and the applicable succeeding Interest Payment Date, or (D) to register the transfer of or to exchange a Note that has been tendered in an Asset Sale Offer or a Change of Control Offer.

            (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Paying Agents, the Registrar, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Paying Agents, the Registrar, any Agent or the Company shall be affected by notice to the contrary.

            SECTION 2.08.  Replacement Notes.  If a mutilated Note is
                           -----------------
surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and amount and bearing a number not contemporaneously outstanding; provided that the requirements of this
Section 2.08 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Guarantors, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

            Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

            SECTION 2.09. Outstanding Notes.  Notes outstanding at any time are
                          -----------------
all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this
Section 2.09 as not outstanding.

            If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

            If the Paying Agent (other than the Company or an Affiliate of the Company) holds on any redemption date, the maturity date or any date of repurchase money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

            A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has actual knowledge or has received written notice to be so owned shall be so disregarded. The Company shall notify the Trustee when it, any obligor or any of their respective Affiliates acquires any Notes. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

            SECTION 2.10. Temporary Notes.  Until definitive permanent Notes
                          ---------------
are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive permanent Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company shall cause definitive permanent notes to be prepared without unreasonable delay. After the preparation of definitive permanent Notes, the temporary Notes shall be exchangeable for definitive permanent Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive permanent Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive permanent Notes.

          SECTION 2.11.  Cancellation.  The Company at any time may deliver to
                         ------------
the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its normal procedure.

          At such time as all Book-Entry Interests therein have been exchanged for Definitive Registered Notes, a Global Note shall be returned to or retained and canceled by the Trustee in accordance with this Section 2.11.

          SECTION 2.12.  ISIN Numbers and Common Codes.  The Company in
                         -----------------------------
issuing the Notes may use "ISIN" numbers or Common Codes (if then generally in use), and the Trustee shall use the same in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the "ISIN" numbers or Common Codes.

          SECTION 2.13.  Defaulted Interest.  If the Company defaults on a
                         ------------------
payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.13 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to a Responsible Officer of the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.14.  Issuance of Additional Notes.  The Company shall be
                         ----------------------------
entitled to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, and amount of interest payable on the first payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by Section 4.03. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

          With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in a Company Order, a copy of each of which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price, the issue date and the ISIN number or Common Code of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

          (3) whether such Additional Notes shall be Notes bearing the Private Placement Legend and issued in the form of Initial Notes or shall be Unrestricted Notes issued in the form of Exchange Notes.

                                 ARTICLE THREE

                                  REDEMPTION

          SECTION 3.01.  Optional Redemption.  (a)  Except as described below,
                         -------------------
the Notes are not redeemable before May 15, 2006. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on May 15 of the year set forth below:

          Year                                            Percentage
          ----                                            ----------
          2006.......................................     105.188%
          2007.......................................     103.458%
          2008.......................................     101.729%
          2009 and thereafter........................     100.000%

          In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

          (b) At any time, or from time to time, on or prior to May 15, 2004, the Company may, at its option, use the Net Cash Proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes (including any Additional Notes) outstanding under this Indenture at a redemption price of 110.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

          (1) at least 65% of the principal amount of Notes (including any Additional Notes) outstanding under this Indenture remains outstanding immediately after any such redemption; and

          (2) the Company makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

          "Public Equity Offering" means an underwritten public offering of
           ----------------------
Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

          SECTION 3.02.  Notices to Trustee.  If the Company elects to redeem
                         ------------------
Notes pursuant to Section 3.01(a) or Section 3.01(b), it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

          The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 60 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

          SECTION 3.03.  Selection of Notes to Be Redeemed.  In the case of
                         ---------------------------------
any partial redemption pursuant to Section 3.01(a) or Section 3.01(b), selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the Luxembourg Stock Exchange, if the Notes are so listed, and any other principal securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a principal securities exchange or the Luxembourg Stock Exchange, pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Note of . 1,000 in principal amount or less shall be redeemed in part; and provided, further, that any redemption following a Public Equity Offering will be made on a pro rata or on as nearly a pro rata basis as applicable (subject to the procedures of Euroclear and Clearstream). The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

          SECTION 3.04.  Notice of Redemption.  With respect to any redemption
                         --------------------
of Notes pursuant to Section 3.01(a) or Section 3.01(b), at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at its registered address. For Notes which are represented by Global Notes, notices may be given by delivery of the relevant notices to each of the Depositaries for communication to its Participants. So long as any Notes are listed on the Luxembourg Stock Exchange, any such notice to the Holders of the relevant

Notes shall also be published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

          The notice shall identify the Notes to be redeemed and shall state:

          (i)  the Redemption Date;

         (ii)  the Redemption Price;

        (iii)  the name and address of each Paying Agent;

         (iv) that Notes called for redemption must be surrendered to the applicable Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest and Additional Interest, if any, to the Redemption Date upon surrender of the Notes to the Paying Agent;

         (vi) that, in the case of a redemption pursuant to Section 3.01(a) or Section 3.01(b) of Definitive Registered Notes, if any such Note is being redeemed in part, the portion of the principal amount (equal to . 1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof with a minimum denomination of . 1,000 will be issued, and that, in the case of such a partial redemption of Global Notes, the Trustee shall endorse Schedule A to each Global Note surrendered for redemption to reflect the decrease in principal amount resulting from such redemption;

        (vii)  that, if any such Notice contains an ISIN number or Common
     Code as provided in Section 2.12, no representation is being made as to the correctness of the ISIN number or Common Code either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes; and

       (viii) if the redemption is conditioned upon any subsequent event, a description of such condition or event.

          At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

          SECTION 3.05.  Effect of Notice of Redemption.  Once notice of
                         ------------------------------
redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, unless the redemption is conditioned upon the occurrence of a subsequent event. Upon surrender of any Notes to the Paying Agent, unless such redemption is conditioned upon the occurrence of a subsequent event, such Notes shall be paid at the Redemption Price, plus accrued interest and Additional Interest, if any, to the Redemption Date.

          Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

          SECTION 3.06.  Deposit of Redemption Price.  On or before 12:00 noon
                         ---------------------------
(New York City time) one Business Day prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.06) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.07.  Payment of Notes Called for Redemption.  If notice of
                         --------------------------------------
redemption has been given in the manner provided above, and unless such redemption is conditioned upon a subsequent event, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest and Additional Interest, if any, to such Redemption Date, and so long as the Company has deposited with the Paying Agent funds in satisfaction of the Redemption Price pursuant to the terms of this Indenture on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest and Additional Interest, if any, to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

          SECTION 3.08.  Notes Redeemed in Part.  Upon surrender of any Note
                         ----------------------
that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surren-dered Note, which shall not, in any event be less than * 1,000 principal amount. In the case of a partial redemption of Global Notes, the Trustee shall endorse Schedule A to each Global Note surrendered for redemption to reflect the decrease in principal amount resulting from such redemption.

                                 ARTICLE FOUR

                                   COVENANTS

          SECTION 4.01.  Payment of Notes.  The Company shall pay the principal
                         ----------------
of, Additional Interest, if any, and interest on the Notes on or before 12:00 noon (New York City time) one Business Day prior to the dates due for such payments and in the manner provided in the Notes and this Indenture. An installment of principal, Additional Interest, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment unless the provisions of Article Ten hereof prohibit such payment. As provided in Section 6.09, upon a bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

          The Company shall pay interest on overdue principal, Additional Interest, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum then borne upon the Notes.

          SECTION 4.02.  Maintenance of Office or Agency.  The Company shall
                         -------------------------------
maintain the offices and agencies specified in Section 2.04.

          SECTION 4.03.  Limitation on Incurrence of Additional Indebtedness.
                         ---------------------------------------------------
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than
                                           -----
Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 if such Indebtedness is incurred on or before May 15, 2003 and 2.25 to 1.0 if such Indebtedness is incurred thereafter.

          SECTION 4.04.  Prohibition on Incurrence of Senior Subordinated Debt.
                         -----------------------------------------------------
The Company shall not, and shall not permit any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

          SECTION 4.05.  Limitation on Restricted Payments.  (a) The Company
                         ---------------------------------
shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock;

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

          (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or any Indebtedness of a Guarantor that is subordinate or junior in right of payment to such Guarantor's Guarantee; or

          (4)  make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"), if at the time of such Restricted
                  ------------------
Payment or immediately after giving effect thereto,

               (i) a Default or an Event of Default shall have occurred and be continuing; or

               (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.03; or

               (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

               (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the

          Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating
                                                   --------------
          such period as a single accounting period); plus

               (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus

               (y)   without duplication of any amounts included in clause
          (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under
          Section 3.01); plus

               (z)   without duplication, the sum of:

                     (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                     (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                     (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;

          provided, however, that the sum of clauses (z) (1) through (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

          (b)Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

          (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the appli-cation of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or a Guarantor that is subordinate or junior in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

          (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company (or options or warrants to purchase such Common Stock) from directors, officers and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability, retirement or termination of employment of such directors, officers or employees, in an aggregate amount not to exceed $500,000 in any calendar year;

          (5) if no Default or Event of Default shall have occurred and be continuing, Restricted Payments in an amount not to exceed $5.0 million; and

          (6) if no Default or Event of Default shall have occurred and be continuing, any transfer or other disposition of Capital Stock of the Company or any Subsidiary of the Company, pursuant to an Inversion Transaction; provided that (i) the Supplemental Indenture is executed and in effect concurrently with the consummation of such Inversion Transaction;
     (ii) immediately following such Inversion Transaction, the Company shall apply to S&P and Moody's to have its debt rating and outlook updated and such updated debt rating and outlook shall be no less favorable to the Company than immediately prior to such Inversion Transaction; (iii) immediately following such Inversion Transaction, the Company's Consolidated Fixed Charge Coverage Ratio is at least equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such Inversion Transaction; and (iv) immediately following such Inversion Transaction, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance Section 4.03.

          In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with Section 4.05(a)(4)(iii), amounts expended pursuant to Section 4.05(b) (1), (2)(ii), 3(ii)(a), (4) and (5) shall be included in such calculation.

          SECTION 4.06.  Limitation on Dividend and Other Payment Restrictions
                         -----------------------------------------------------
Affecting Restricted Subsidiaries. The Company shall not, and shall not cause
---------------------------------
or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

          (2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, in each case except for such encumbrances or restrictions existing under or by reason of:

          (a)  applicable law;

          (b)  the Notes or this Indenture;

          (c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

          (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (e) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

          (f) the Credit Agreement or an agreement governing other Senior Debt or Guarantor Senior Debt permitted to be incurred under this Indenture; provided that, with respect to any agreement governing such other Senior Debt or Guarantor Senior Debt, the provisions relating to such encumbrance or restriction are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions contained in the Credit Agreement as in effect on the Issue Date;

          (g) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

          (h) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

          (i) restrictions imposed by agreements governing Indebtedness of a Foreign Restricted Subsidiary incurred pursuant to clauses (14) and (19) of the definition of "Permitted Indebtedness";

          (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (k) any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

          (l) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; and

          (m) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b) and (d) through (l) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such agreements are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b) and (d) through (l) above.

          SECTION 4.07.  Limitation on Preferred Stock of Restricted
                         -------------------------------------------
Subsidiaries.  The Company shall not permit any of its Restricted Subsidiaries
------------
that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

          SECTION 4.08.  Limitation on Transactions with Affiliates.  (a)  The
                         ------------------------------------------
Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other
                                                 ---------------------
than (x) Affiliate Transactions permitted under Section 4.08(b) and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

          All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Sub-sidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (b)  The restrictions set forth in Section 4.08(a) shall not apply to:

          (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

          (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by this Indenture;

          (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

          (4) Restricted Payments or Permitted Investments permitted by this Indenture;

          (5) transactions between the Company or any of its Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by this Indenture; and

          (6) transactions undertaken pursuant to an Inversion Transaction; provided that (i) the Supplemental Indenture is executed and in effect concurrently with the consummation of such Inversion Transaction; (ii) immediately following such Inversion Transaction, the Company shall apply to S&P and Moody's to have its debt rating and outlook updated and such updated debt rating and outlook shall be no less favorable to the Company than immediately prior to such Inversion Transaction; (iii) immediately following such Inversion Transaction, the Company's Consolidated Fixed Charge Coverage Ratio is at least equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such Inversion Transaction; and (iv) immediately following such Inversion Transaction, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.03.

          SECTION 4.09.  Limitation on Liens.  The Company shall not, and
                         -------------------
shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

          (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or the Guarantees, the Notes or the Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

          (2) in all other cases, the Notes or the Guarantees, as the case may be, are equally and ratably secured, except for:

          (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

          (b)  Liens securing Senior Debt and Liens securing Guarantor Senior
     Debt;

          (c)  Liens securing the Notes and the Guarantees;

          (d) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company and Liens on assets of the Company in favor of a Wholly Owned Restricted Subsidiary that is a Guarantor;

          (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under this Indenture and that has been incurred without violation of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders, in each case in any material respect, with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any categories of property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

          (f)  Permitted Liens.

          SECTION 4.10.  Limitation on Asset Sales.  (a)  The Company shall not,
                         -------------------------
and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

          (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and shall be received at the time of such disposition; provided that, for purposes of this clause (2), the following will be considered "cash" or "Cash Equivalents":

               (i) any Senior Debt or Guarantor Senior Debt that is assumed by the transferee of any such assets, to the extent the Company or such Restricted Subsidiary is released from any further liability with respect thereto; and

               (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 30 days after receipt; and

          (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

               (i) to prepay any Senior Debt, Guarantor Senior Debt or Indebtedness of a Restricted Subsidiary that is not a Guarantor and, in the case of any Senior Debt, Guarantor Senior Debt or such other Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

               (ii) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement
                                                              -----------
     Assets"); or
     ------

               (iii) a combination of prepayment and investment permitted by the foregoing clauses (3)(i) and (3)(ii).

          (b) On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(i), (3)(ii) and (3)(iii) of Section 4.10(a) (each, a "Net
                                                                           ---
Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds that
---------------------------
have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(i), (3)(ii) and (3)(iii) of Section 4.10(a) (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted
--------------------------
Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date
                                              ------------------
(the "Net Proceeds Offer Payment
      --------------------------

Date") not less than 30 nor more than 45 days following the applicable Net
----
Proceeds Offer Trigger Date, from all Holders on a pro rata basis, the maximum amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.10.

          The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this Section 4.10(b)).

          In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.10 and shall comply with the provisions of this Section 4.10 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.10.

          (c) Notwithstanding Sections 4.10(a) and (b), the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such Sections to the extent that:

          (1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

          (2) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this Section 4.10(c) shall constitute Net Cash Proceeds subject to the provisions of Sections 4.10(a) and (b).

          The provisions of this Section 4.10 shall not apply to transactions undertaken pursuant to an Inversion Transaction; provided that (i) the Supplemental Indenture is executed and in effect concurrently with the consummation of such Inversion Transaction; (ii) immedi-ately following such Inversion Transaction, the Company shall apply to S&P and Moody's to have its debt rating and outlook updated and such updated debt rating and outlook shall be no less favorable to the Company than immediately prior to such Inversion Transaction; (iii) immediately following such Inversion Transaction, the Company's Consolidated Fixed Charge Coverage Ratio is at least equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such Inversion Transaction; and (iv) immediately following such Inversion Transaction, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.03.

          Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. Such notice shall state:

          (1) that the Net Proceeds Offer is being made pursuant to this Section
     4.10 and that all Notes tendered will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be the Net Proceeds Offer Payment Date);

          (3) that any Note not tendered will continue to accrue interest if interest is then accruing;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Net Proceeds Offer Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day preceding the Net Proceeds Offer Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

          (7) the circumstances and relevant facts regarding such Net Proceeds Offer.

          Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of . 1000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10 hereof, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.10 by virtue thereof.

          SECTION 4.11.  Repurchase of Notes upon a Change of Control.  (a)
                         --------------------------------------------
Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a
                                            -----------------------
purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase.

          Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which, unless otherwise required by law, must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control
                                                             -----------------
Payment Date").  The notice to the Holders shall contain all instructions and
------------
materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.11 and that all Notes tendered will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than the Change of Control Payment Date);

          (3) that any Note not tendered will continue to accrue interest if interest is then accruing;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

          (7) the circumstances and relevant facts regarding such Change of Control.

     (b) Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, the Company covenants to:

          (1) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to (and terminate the commitments of) each lender that has accepted such offer; or

          (2) obtain the requisite consents under the Credit Agreement and all other such Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to either repurchase Notes pursuant to the provisions described below or send the notice pursuant to the provisions described above. The Company's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in Section 6.01(a)(3) (after the giving of the notice and lapse of time as described therein) and not in Section 6.01(a)(2).

     (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.11 by virtue thereof.

          Notwithstanding anything to the contrary in this section, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this section and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

          SECTION 4.12.  Additional Subsidiary Guarantees.  If any existing or
                         --------------------------------
future Domestic Restricted Subsidiary shall, after the Issue Date, guarantee any Indebtedness of the Company or a Guarantor, then the Company shall cause such Domestic Restricted Subsidiary to:

          (1) execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth herein; and

          (2) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture until such Domestic Restricted Subsidiary is released from its Guarantee as provided in this Indenture.

          SECTION 4.13.  Existence.  Subject to Article Five of this
                         ---------
Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each Restricted Subsidiary in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

          SECTION 4.14.  Payment of Taxes and Other Claims.  The Company shall
                         ---------------------------------
pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Restricted Subsidiary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or
(c) the property of the Company or any such Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a

Lien upon the property of the Company or any such Restricted Subsidiary; provided that neither the Company nor any such Restricted Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

          SECTION 4.15.  Reports to Holders.  Whether or not required by the
                         ------------------
rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish the Holders of Notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accounts; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

          In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          If and so long as the Notes are listed on the Luxembourg Stock Exchange, the Company shall cause copies of such reports to be available at the specified office of the Paying Agent and transfer agent in Luxembourg.

          SECTION 4.16.  Conduct of Business.  The Company shall not, and
                         -------------------
shall not permit any Restricted Subsidiary to, engage in any businesses that are not the same, similar or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

          SECTION 4.17.  Waiver of Stay, Extension or Usury Laws.  Each of the
                         ---------------------------------------
Company and any Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and any Guarantor hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.18.  Compliance Certificates.  (a)  The Company shall
                         -----------------------
deliver to the Trustee within 90 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2001, an Officers' Certificate (which shall be signed by the Chief Financial Officer of the Company) stating (i) that, a review has been conducted of the activities of the Company and its Restricted Subsidiaries under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the best knowledge of the Officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default or Event of Default shall have occurred, specifying each such Default or Event of Default and describing its status and what action the Company is taking or proposes to take with respect thereto).

          (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          SECTION 4.19.  Maintenance of Properties.  The Company shall cause
                         -------------------------
all material properties owned by it or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear and damage by casualty excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.19 shall prevent the Company from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.

          SECTION 4.20.  Insurance.  The Company shall maintain, and shall
                         ---------
cause its Restricted Subsidiaries to maintain, insurance with carriers believed by the Company to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Company believes are customarily carried by similar businesses, of similar size, including as appropriate general liability, property and casualty loss and interruption of business insurance.

                                 ARTICLE FIVE


                             SUCCESSOR CORPORATION

          SECTION 5.01.  Merger, Consolidation and Sale of Assets.  (a)  The
                         ----------------------------------------
Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (1)  either:

               (A) the Company shall be the surviving or continuing corporation; or

               (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the

          "Surviving Entity"):
           ----------------

                   (x) shall be a corporation organized and validly existing
               under the laws of any country that is a member of the European Union as currently constituted or the United States or any State thereof or the District of Columbia; and

                   (y) shall expressly assume, by supplemental indenture (in
               form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and the assumption contemplated by Section 5.01(a)(1)(B)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03;

          (3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by Section 5.01(a)(1)(B)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          (b) Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01(a) in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

          (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and this Indenture in connection with any transaction complying with Section 4.10) shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

          (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee;

          (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy
     Section 5.01(a)(2).

          Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with Section 5.01(a)(4).

          The provisions of this Section 5.01 shall not apply to transactions undertaken pursuant to an Inversion Transaction; provided that (i) the Supplemental Indenture is executed and in effect concurrently with the consummation of such Inversion Transaction; (ii) immediately following such Inversion Transaction, the Company shall apply to S&P and Moody's to have its debt rating and outlook updated and such updated debt rating and outlook shall be no less favorable to the Company than immediately prior to such Inversion Transaction; (iii) immediately following such Inversion Transaction, the Company's Consolidated Fixed Charge Coverage Ratio is at least equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such Inversion Transaction; and (iv) immediately following such Inversion Transaction, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.03.

          SECTION 5.02.  Successor Substituted.  In the event of a sale,
                         ---------------------
assignment, transfer, conveyance or other disposition (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company is not the Surviving Entity and the Surviving Entity assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under such agreements and the Company shall be discharged from its obligations under the Notes, this Indenture and the Registration Rights Agreement.

                                  ARTICLE SIX


                             DEFAULT AND REMEDIES

            SECTION 6.01.  Events of Default.  (a)  The following events are
                           -----------------
defined as "Events of Default":
            -----------------

            (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten hereof);

            (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) on the date specified for such payment in the applicable offer to purchase (whether or not such payment shall be prohibited by Article Ten hereof);

            (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

            (4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has passed), aggregates $10.0 million or more at any time;

            (5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Significant Subsidiar-ies and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

            (6) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law,

                (i)    commences a voluntary case,

                (ii) consents to the entry of an order for relief against it in an involuntary case,

                (iii) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

                (iv) makes a general assignment for the benefit of its creditors;

            (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (i) is for relief against the Company or any of its Significant Subsidiaries as debtor in an involuntary case,

                (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or a Custodian for all or substantially all of the assets of the Company or any Restricted Subsidiary, or

                (iii) orders the liquidation of the Company or any of its Significant Subsidiaries, and in each case, the order or decree remains unstayed and in effect for 60 days; or

            (8) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than, in each case, by reason of release of a Guarantor in accordance with the terms of this Indenture).

            (b) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(6) or 6.01 (a)(7) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company, the Representative under the Credit Agreement and the Trustee specifying the applicable Event of Default and that it is a "notice of acceleration" (the Acceleration Notice"), and the same:
--------------------

          (1) shall become immediately due and payable; or

          (2) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement and five Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing.

          If an Event of Default specified in Section 6.01(a)(6) or 6.01(a)(7) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          (c) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.01(b), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

          (1) if the rescission would not conflict with any judgment or decree;

          (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(a)(6) or 6.01(a)(7), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

          Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture and under the TIA. The Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

          SECTION 6.02.  Notice of Defaults.  The Trustee shall, within 90
                         ------------------
days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

          SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                         --------------
continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Holders of the Notes may not enforce this Indenture or the Notes except as provided in Section 6.02, Section 6.05, Section 6.06 and Section 6.07.

          SECTION 6.04.  Waiver of Past Defaults.  Subject to Sections 6.02,
                         -----------------------
6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause
(a) or (b) of Section 6.01 which cannot be waived without the consent of the Holder of such Note or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 6.05.  Control by Majority.  Subject to Section 7.02(e), the
                         -------------------
Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability;

provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

          SECTION 6.06.  Limitation on Suits.  A Holder may not pursue any
                         -------------------
proceeding, judicial or otherwise, with respect to this Indenture and the Notes or for the appointment of a receiver or trustee, or for any other remedy hereunder unless:

          (i) the Holder gives the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (iv) the Trustee does not comply with the request within 15 days after receipt of the request and the offer of indemnity; and

          (v) during such 15-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

          However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to any grace period specified in Section 6.01(a) and only with respect to the amount of such missed payment).

          For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture and the Notes or otherwise under the law.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          SECTION 6.07.  Rights of Holders to Receive Payment. Notwithstanding
                         ------------------------------------
any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal amount of, Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default
                         --------------------------
in payment of principal, premium or interest specified in clause (1) or (2) of
Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and premium and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may
                         --------------------------------
file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10.  Priorities.  If the Trustee collects any money
                         ----------
pursuant to this Article Six it shall pay out the money in the following order:

          First: to the Trustee for all amounts due under Section 7.07 and any receiver, manager, administrative receiver, liquidator or agent appointed subject to this Indenture;

          Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Company and any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11.  Undertaking for Costs.  In any suit for the
                         ---------------------
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

          SECTION 6.12.  Restoration of Rights and Remedies.  If the Trustee
                         ----------------------------------
or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.13.  Rights and Remedies Cumulative.  Except as otherwise
                         ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.14.  Delay or Omission Not Waiver.  No delay or omission
                         ----------------------------
of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN


                                    TRUSTEE

          SECTION 7.01.  General.  The duties and responsibilities of the
                         -------
Trustee shall be as provided by the TIA and as set forth herein. The Trustee undertakes to perform such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

          SECTION 7.02.  Certain Rights, Duties and Responsibilities of Trustee.
                         ------------------------------------------------------
Subject to TIA Sections 315(a) through (d):

          (a) if any Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs;

          (b) the Trustee may conclusively rely and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

          (c) before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the certificate or opinion described in Section 13.03 or Section 13.04, as the case may be. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (d) the Trustee may consult with and act through attorneys and agents of its selection and the advice of such attorneys and agents shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of the requisite percentage in principal amount of the outstanding Notes required by this Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

          (g) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed), in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon an Officers' Certificate or an Opinion of Counsel furnished to it and conforming with the requirements of this Indenture; but in the case of any such Officers' Certificate or Opinion of Counsel which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

          (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (i) the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification, or obtained actual knowledge;

          (j) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the

     Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          SECTION 7.03.  Individual Rights of Trustee.  The Trustee, in its
                         ----------------------------
individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

          SECTION 7.04.  Trustee's Disclaimer.  The Trustee (a) makes no
                         --------------------
representation as to the validity, accuracy or adequacy of this Indenture, any offering materials or the Notes, (b) shall not be accountable for the Company's use or application of the proceeds from the Notes and (c) shall not be responsible for any statement in the Notes other than its certificate of authentication.

          SECTION 7.05.  Notice of Default.  If any Default or any Event of
                         -----------------
Default occurs and is continuing and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders. The Company shall give the Trustee notice of any uncured Default or Event of Default within 30 days after any Responsible Officer of the Company becomes aware of or receives actual notice of such Event of Default.

          SECTION 7.06.  Reports by Trustee to Holders.  Within 60 days after
                         -----------------------------
each May 15 following initial issuance, beginning with May 15, 2001 the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15 if required by TIA Section 313(a).

          SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to
                         --------------------------
the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee in each of its capacities hereunder. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee, in each of its capacities, and any successor of the Trustee, in each of its capacities, for, and hold it harmless against, any and all claims, damages, losses, costs, liability or expense (including, without limitation, the reasonable fees and expenses of its counsel and advisors) and taxes (other than taxes based on the income of the Trustee) incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes and the exercise of its rights and powers under this Indenture, including the costs and expenses of defending itself against any claim or liability (whether asserted by the Company, any Holder or any other Person) and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes and the exercise of the rights of the Trustee thereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, Additional Interest, if any, and interest on particular Notes.

          If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Sections 6.01(a)(6) and/or 6.01(a)(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable foreign, federal or state law for the relief of debtors.

          The provisions of this Section 7.07 shall survive the termination of this Indenture, payment of the Notes and/or the removal or resignation of the Trustee.

          SECTION 7.08.  Replacement of Trustee.  A resignation or removal of
                         ----------------------
the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

          The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the prior written consent of the Company. The Company may remove the Trustee by a Board Resolution if: (a) the Trustee is no longer eligible under Section 7.10; (b) the Trustee is adjudged a bankrupt or an insolvent; (c) a receiver or other public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger, Etc.  If the Trustee
                         --------------------------------
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

          SECTION 7.10.  Eligibility.  This Indenture shall always have a
                         -----------
Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

          SECTION 7.11.  Money Held in Trust.  The Trustee shall not be liable
                         -------------------
for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

          SECTION 7.12. Withholding Taxes.  The Paying Agent, as agent for
                        -----------------
the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law, as directed in writing by the Company. The Paying Agent agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts, as directed in writing by the Company, and timely pay the same to the appropriate authority, as directed in writing by the Company, in the name of and on behalf of the Holders of the Notes, and to file any necessary withholding tax returns or statements when due. The Company or the Trustee shall, as promptly as possible after the payment of the taxes described above, deliver to each Holder of a Note documentation in form satisfactory to the Company showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

          SECTION 7.13. Trustee's Application for Instructions from the Company.
                        -------------------------------------------------------
Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such actions shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

          SECTION 7.14. Appointment of Co-Trustee.  (a)  Notwithstanding any
                        -------------------------
other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Notes may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Notes, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Notes, or any part hereof, and subject to the other provisions of this Section 7.14, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No notice to Holders of the appointment of any co-trustee or separate trustee shall be required.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified or it shall be unreasonably burdensome for the Trustee to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Notes or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven. Each separate trustee and co-trustee, upon its acceptance of the appointment, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, until the appointment of a new trustee or successor to such separate or co-trustee.

                                 ARTICLE EIGHT


                             DISCHARGE OF INDENTURE

          SECTION 8.01.  Termination of Company's Obligations.  Except as
                         ------------------------------------
otherwise provided in this Section 8.01, the Company may terminate its and the Guarantors' obligations under this Indenture and the Notes if:

          (1)  either:

          (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

          (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) the Company has paid all other sums payable under this Indenture by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          With respect to the foregoing clause (1), the Company's and the Guarantors' obligations under Sections 7.07 and 14.08 shall survive such satisfaction and discharge. With respect to the foregoing clause (2), the Company's and the Guarantors' obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 2.13, 4.02, 4.13, 7.07, 7.08, 8.04, 8.05, 8.06 and 14.08
shall survive until the Notes are no longer outstanding. Thereafter, only the Company's and the Guarantors' obligations in Sections 7.07, 8.05, 8.06 and 14.08 shall survive. After any such irrevocable deposit, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes and this Indenture, except for those surviving obligations specified above.

          SECTION 8.02.  Defeasance and Discharge of Indenture.  The Company
                         -------------------------------------
will be deemed to have paid and will, together with the Guarantors, be discharged from any and all obligations in respect of this Indenture and the Notes on the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes ("Legal
                                                                       -----
Defeasance"), and the Trustee, at the expense of the Company, shall execute
----------
proper instruments acknowledging the same, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (A) below payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, including, without limitation, Section 7.07 hereof and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. The following conditions shall apply to Legal
Defeasance:

          (A) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in Euros, non-callable Government Obligations of any member nation of the European Union whose official currency is the Euro, rated AAA or better by S&P and Aaa by Moody's, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (B) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

               (i) the Company has received from, or there has been published by the United States Internal Revenue Service, a ruling, or

               (ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

     in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (C) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

          (D) the Legal Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument (including, without limitation, the Credit Agreement) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (E) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others;

          (F) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (A) through (E) and, in the case of the Opinion of Counsel, clauses (A) (with respect to the validity and perfection of the security interest), (B) and
     (D) of this Section 8.02 have been complied with; and

          (G) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that:

               (i) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture; and

               (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of the Company, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally

          The Company's and the Guarantors' obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 2.13, 4.02, 4.13, 7.07, 7.08, 8.05, 8.06 and
14.08 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's and the Guarantors' obligations in Sections 7.07, 8.05, 8.06 and
14.08  shall survive.

          After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

          Notwithstanding the foregoing, the Opinion of Counsel required by
Section 8.02(B) with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date or a redemption date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

          SECTION 8.03.  Defeasance of Certain Obligations.  The Company may
                         ---------------------------------
omit to comply with any term, provision or condition set forth in Section 5.01(a)(3) and Sections 4.03 through 4.16 and Sections 4.18 through 4.20 and breach of clauses (a)(4), (a)(5) and (a)(8) under Section 6.01 shall be deemed not to be Events of Default ("Covenant Defeasance"), in each case with respect
                              -------------------
to the outstanding Notes if:

          (A) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders cash in Euros, non-callable Government Obligations of any member nation of the European Union whose official currency is the Euro, rated AAA or better by S&P and Aaa by Moody's, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (B) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

          (C) no Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

          (D) the Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or any other material agreement or instrument (including, without limitation, the Credit Agreement) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (E) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others;

          (F) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (A) through (E) and, in the case of the Opinion of Counsel, clauses (A) (with respect to the validity and perfection of the security interest), (B) and (D) of this Section 8.03 have been complied with; and

          (G) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that:

              (i) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under this Indenture; and

              (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of the Company, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Company's obligations and the obligations of the Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

          SECTION 8.04.  Application of Trust Money.  Subject to Section 8.06,
                         --------------------------
the Trustee or Paying Agent shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

          SECTION 8.05.  Repayment to Company.  Subject to Sections 7.07,
                         --------------------
8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment shall cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York and the Trustee or such Paying Agent will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (expected to be the Luxemburger
Wort) or mail to each Holder entitled to such money at such Holder's address (as set forth in the Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is
                         -------------
unable to apply any money or Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.01,
8.02 or 8.03, as the case may be; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE NINE


                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.01.  Without Consent of Holders.  The Company, when
                         --------------------------
authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend or supplement this Indenture, the Notes and any Guarantee without notice to or the consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of the Company's or any Guarantor's obligations to Holders in the case of a merger, consolidation, amalgamation or other combination of the Company or any Guarantor or sale of all or substantially all of the Company's or such Guarantor's assets;

          (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the rights or interests under this Indenture of any such Holder;

          (5) to alter the form of Notes to provide for any changes in applicable tax laws to the extent that such changes do not materially adversely affect the rights or interests of any Holder;

          (6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

          (7) to comply with the requirement that the Supplemental Indenture be executed and delivered by the New Parent and the Former Parent pursuant to an Inversion Transaction.

          This Section 9.01 is subject to Section 9.05.

          SECTION 9.02.  With Consent of Holders.  Subject to Sections 6.04
                         -----------------------
and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture, the Notes or the Guarantees with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive compliance by the Company with any provision of this Indenture, the Notes or the Guarantees.

          Notwithstanding the foregoing provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

               (i) reduce the amount of Notes whose Holders must consent to an amendment;

               (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

               (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

               (iv) make any Notes payable in money other than that stated in the Notes;

               (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

               (vi) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

               (vii) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or the Guarantees in a manner which adversely affects the Holders; or

               (viii) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company shall mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          This Section 9.02 is subject to Section 9.05.

          SECTION 9.03.  Revocation and Effect of Consent.  Until an amendment
                         --------------------------------
or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes and any other conditions thereto specified in the notice relating thereto.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (viii) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (viii) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

          SECTION 9.04.  Notation on or Exchange of Notes.  If an amendment,
                         --------------------------------
supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee shall, if directed in writing by the Company, place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee shall, if directed in writing by the Company, place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee upon the Company's written direction in the form of a Company Order shall authenticate a new Note that reflects the changed terms.

          SECTION 9.05.  Trustee to Sign Amendments, Etc.  The Trustee shall
                         -------------------------------
be entitled to receive, and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized and permitted by this Indenture (and otherwise in form and substance satisfactory to the Trustee) and, in the case of an Inversion Transaction, that the Supplemental Indenture is a legal and binding obligation of the New Parent and enforceable against the New Parent in accordance with its terms. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.06.  Conformity with Trust Indenture Act.  Every
                         -----------------------------------
supplemental indenture executed pursuant to this Article Nine shall conform to the requirement of the TIA as then in effect.

                                  ARTICLE TEN

                                 SUBORDINATION

          SECTION 10.01.  Notes Subordinated to Senior Debt.  Anything herein
                          ---------------------------------
to the contrary notwithstanding, the Company, for itself and its successors, and each Holder agrees that the payment of all Obligations owing on, or relating to, the Notes to the Holders is subor dinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt (including all Obligations with respect to the Credit Agreement), whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the provisions of this Article Ten, payments and distributions made relating to the Notes pursuant to a trust fund established under Section 8.04 pursuant to the terms of Article Eight (so long as all of the applicable conditions contained in Article Eight were satisfied at the time of such payment) shall not be subordinated to Senior Debt under this Article Ten.

          This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          SECTION 10.02.  Suspension of Payment When Senior Debt Is in Default.
                          ----------------------------------------------------
(a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, or interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt or any other Senior Debt of at least $25.0 million aggregate principal amount (including, without limitation, guarantees of the foregoing items which constitute such Senior Debt) (a "Payment Default"), then no payment or
                                 ---------------
distribution of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations owing on, or relating to, the Notes or to acquire any of the Notes for cash or property or otherwise until such Payment Default (and all other Payment Defaults) shall have been cured or waived in accordance with the terms of the documentation governing the respective Designated Senior Debt or such other Senior Debt or ceased to exist or all Designated Senior Debt or all other such Senior Debt with respect to which any Payment Default has occurred and is continuing shall have been discharged or paid in full in cash or Cash Equivalents.

          (b) If any event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "Non-payment Default"), and if
                                                   -------------------
the Representative for the respective issue of Designated Senior Debt gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a "Payment Blockage Notice"), then during the period
                            -----------------------
(the "Payment Blockage Period") beginning upon the delivery of such Payment
      -----------------------
Blockage Notice and ending on the earliest of (x) the date on which such Non-payment Default is cured or waived (so long as no other Non-payment Default exists), (y) 180 days after the date on which the applicable Payment Blockage Notice is received, and (z) the date on which the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, neither the Company nor any other Person on its behalf shall

(i) make any payment of any kind or character with respect to any Obligations owing on, or with respect to, the Notes or (ii) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary,
(x) in no event will a Payment Blockage Period extend beyond 180 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes and all other Obligations owing under the Notes pursuant to Article Six or to pursue any rights or remedies hereunder (subject to the rights, if any, under this Article Ten, of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy); provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations owing on, or with respect to, the Notes.

          SECTION 10.03.  Obligations Subordinated to Prior Payment of All
                          ------------------------------------------------
Senior Debt on Dissolution, Liquidation or Reorganization of Company.  (a)
--------------------------------------------------------------------
Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the

Company or its assets, whether voluntary or involuntary, all Obligations in respect of Senior Debt due or to become due shall first be paid in full in cash or Cash Equivalents (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Obligations on, or with respect to, the Notes or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee if received by it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

          (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding paragraph) of the Company's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Ten, with any turnover of payments as otherwise calculated pursuant to this Article Ten to be made as if no such diminution had occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          SECTION 10.04.  Payments May Be Paid Prior to Dissolution.  Nothing
                          -----------------------------------------
contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Obligations owing under the Notes, or from depositing with the Trustee, any monies for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02, 10.03, 12.02 or 12.03, the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, and interest on, the Obligations owing under the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Trustee shall have actually received the written notice provided for in Section 10.13, in the first sentence of Section 10.02(b) or in the last sentence of this Section 10.04 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections 10.02 and/or 10.03 (and such payments) shall otherwise be subject to the provisions of Sections 10.02 and 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

          SECTION 10.05.  Holders to Be Subrogated to Rights of Holders of
                          ------------------------------------------------
Senior Debt.  Subject to the payment in full in cash or Cash Equivalents of
-----------
all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Obligations owing under the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

          SECTION 10.06.  Obligations of the Company Unconditional.  Nothing
                          ----------------------------------------
contained in this Article Ten or elsewhere in this Indenture is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Obligations owing under the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten, of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          SECTION 10.07.  Reliance on Judicial Order or Certificate of
                          --------------------------------------------
Liquidating Agent.  Whenever a distribution is to be made or a notice given to
-----------------
holders of Designated Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. Nothing in this Article Ten shall apply to the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07 or the Paying Agent, Transfer Agent or Registrar in their capacity as such under or pursuant to Section 14.08. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 10.08.  Subordination Rights Not Impaired by Acts or Omissions
                          ------------------------------------------------------
of the Company or Holders of Senior Debt  .  No right of any present or future
----------------------------------------
holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be preju diced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 10.09.  Holders Authorize Trustee to Effectuate Subordination
                          -----------------------------------------------------
of Obligations.  Each Holder authorizes and expressly directs the Trustee on
--------------
its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Obligations owing under the Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative shall have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owing under the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 10.10.  This Article Ten Not to Prevent Events of Default.
                          -------------------------------------------------
The failure to make a payment on account of principal of or interest on the Obligations owing under the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

          SECTION 10.11.  Amendments or Modifications to Article Ten.  No
                          ------------------------------------------
amendment of, or supplement or waiver to, this Indenture shall adversely effect the rights of any holder of Senior Debt or Guarantor Senior Debt under Article Ten or Article Twelve without the consent of such holder of Senior Debt or Guarantor Senior Debt, as the case may be. Notwithstanding anything to the contrary contained in this Indenture (but without limiting the provisions of the immediately preceding sentence), no amendment or modification to any provision of this Article Ten or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of the holders of any Senior Debt then outstanding) shall be permitted without the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) or, if required by Section 9.02, by each Holder affected.

          SECTION 10.12.  Acceleration of Notes.  If payment of the Notes is
                          ---------------------
accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

          SECTION 10.13.  Notice to Trustee, Rights of Trustee and Paying Agent.
                          -----------------------------------------------------
The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee or any Holder in respect of the Notes or under any Guarantee pursuant to the provisions of this Article Ten or Article Twelve, as the case may be, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee or such Paying Agent, and (in the absence of actual knowledge that the respective payment will violate the applicable provisions of this Article Ten or Article Twelve) the Trustee and such Paying Agent may continue to make payments on the Notes, unless the Trustee or such Paying Agent shall have received, at least one Business Day prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Ten (although the receipt of such payment shall otherwise be subject to the applicable provisions of this Article Ten) or Article Twelve (although the receipt of such payment shall otherwise be subject to the applicable provisions of Article Twelve). Only the Company, a Guarantor, a holder of Senior Debt or a Representative thereof may give the notice. Nothing in this Article Ten shall impair the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07 or any Agent in its capacity as such under or pursuant to Section 14.08. Nothing in this Section
10.13 is intended to or shall relieve any Holder of Notes from the obligations imposed under Sections 10.02 and 10.03 with respect to other distributions received in violation of the provisions hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                                ARTICLE ELEVEN


                               GUARANTEE OF NOTES

          SECTION 11.01.  Guarantee.  Each Guarantor hereby unconditionally
                          ---------
guarantees, as a primary obligor and not merely a surety, subject to Article Twelve, to each Holder of a Note authenticated and delivered by a Trustee and to the Trustee and their successors, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, Additional Interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder (including amounts due the Trustee under Section 7.07) and all other obligations under this Indenture (the "Indenture Obligations") will be promptly paid in full or
                ---------------------
performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations hereunder, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the maturity date of the Notes, by acceleration or otherwise. An Event of Default under this Indenture or the Notes shall constitute an event of default under any of the Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of each Guarantor hereunder in the same manner and to the same extent as the obligations of the Company hereunder.

          Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the absence of any action to enforce the Notes or this Indenture, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not its Guarantee is affixed to any particular Note, or any other circumstance (other than payment in full) which might otherwise constitute a legal or equitable discharge or defense of each Guarantor. Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and its Guarantee or as otherwise provided herein for the release of such Guarantee. The Guarantees are guarantees of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Guarantee.

          The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee of such Guarantor and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Article Twelve.

          SECTION 11.02.  Execution and Delivery of Guarantee.  Guarantees,
                          -----------------------------------
substantially in the form included in Exhibit E of this Indenture, shall be
                                      ---------
executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of each Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Guarantees set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time a Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

          The delivery of any Note by a Trustee, after the authentication thereof hereunder, shall constitute due delivery of each Guarantee set forth in this Indenture on behalf of its respective Guarantor.

          SECTION 11.03.  Waiver of Subrogation.  Until the Notes are paid in
                          ---------------------
full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company or any other Restricted Subsidiary that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under its Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders, any Agent and the Trustee against the Company or any other Restricted Subsidiary, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Restricted Subsidiary, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee, any Agent or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, such Agent, and the Trustee and shall, subject to the provisions of Articles Ten and Twelve and the last paragraph of Section 11.01, forthwith be paid to the Trustee for the benefit of such Holders, such Agent and the Trustee to be credited and applied to the obligations in favor of the Holders, such Agent and the Trustee, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits.

          SECTION 11.04.  Immediate Payment.  Each Guarantor shall make
                          -----------------
immediate payment to the Trustee on behalf of the Holders and the Trustee of all obligations with respect to its Guarantee owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

          SECTION 11.05.  No Set-Off.  Each payment to be made by a Guarantor
                          ----------
hereunder in respect of any obligations with respect to its Guarantee shall be payable in the currency or currencies in which such obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

          SECTION 11.06.  Obligations Absolute.  The obligations of each
                          --------------------
Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by such Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

          SECTION 11.07.  Obligations Continuing.  The obligations of each
                          ----------------------
Guarantor hereunder shall be continuing and shall remain in full force and effect until all of the obligations with respect thereto have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force in the jurisdiction of incorporation or organization of such Guarantor or elsewhere and, in the event of the failure of such Guarantor so to do, it hereby irrevocably appoints the Trustee and each of them the attorneys and agents of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

          SECTION 11.08.  Obligations Not Reduced.  The obligations of each
                          -----------------------
Guarantor hereunder shall not be satisfied, reduced or discharged by any intermediate payment or satisfaction of the whole or any part of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

          SECTION 11.09.  Obligations Reinstated.  The obligations of each
                          ----------------------
Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of each Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of such Guarantor) is rescinded or reclaimed from any of the Holders and the Trustee upon the insolvency, bankruptcy, liquidation or reorganization of the Company or such Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

          SECTION 11.10.  Obligations Not Affected.  The obligations of each
                          ------------------------
Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by such Guarantor or any of the Holders and the Trustee) which, but for this provision, might constitute a whole or partial defense to a claim against each Guarantor hereunder or might operate to release or otherwise exonerate such Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders and the Trustee or otherwise, including, without limitation:

            (i) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other person;

            (ii) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to any Guarantor;

            (iii) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

            (iv) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other person;

            (v) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

            (vi) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or any Guarantor;

            (vii) any merger or amalgamation of the Company or any Guarantor with any Person or Persons;

            (viii) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of any Guarantor under its Guarantee; and

            (ix) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of any Guarantor in respect of its guarantee hereunder.

            SECTION 11.11.  Waiver.  Without in any way limiting the provisions
                            ------
of Section 11.01 of this Indenture, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of such Guarantor hereunder, notice or proof of reliance by the Holders and the Trustee upon the obligations of such Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the obligations under its Guarantee, or other notice or formalities to the Company or such Guarantor of any kind whatsoever.

            SECTION 11.12.  No Obligation to Take Action Against Company.
                            --------------------------------------------
Neither the Trustee nor any of the Holders shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations under the Guarantees or against the Company or any other person or any property of the Company or any other person before the Trustee is entitled to demand payment and performance by any Guarantor of its liabilities and obligations under its Guarantee, and each Guarantor hereby waives all benefit of discussion.

          SECTION 11.13.  Default and Enforcement.  (a)  If any Guarantor
                          -----------------------
fails to pay in accordance with Section 11.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of such Guarantee and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from any Guarantor the obligations of such Guarantor with respect to its Guarantee.

          (b) No Holder shall have the right to institute any suit, action or proceeding against any Guarantor for any default hereunder except in the manner and subject to the conditions set forth in Article Six of this Indenture, it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to enforce any right hereunder by his or their action except as aforesaid and that all powers and trusts hereunder shall be exercised and all proceedings at law or in equity shall be instituted, had and maintained by the Trustee, only as aforesaid and in any event for the benefit of all Holders as provided in this Indenture.

          SECTION 11.14.  Costs and Expenses.  Each Guarantor shall pay on
                          ------------------
demand by the Trustee any and all costs, fees and expenses (including, without limitation, the fees and the expenses of its counsel) incurred by the Trustee or any of the Holders in enforcing any of their rights under its Guarantee.

          SECTION 11.15.  No Merger or Waiver; Cumulative Remedies.  No
                          ----------------------------------------
Guarantee shall operate by way of merger of any of the obligations of any Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein and under this Indenture, the Notes and any other document or instrument between any Guarantor and/or the Company and the Trustee, are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

          SECTION 11.16.  Survival of Obligations.  Without prejudice to the
                          -----------------------
survival of any of the other obligations of any Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of any obligations with respect to its Guarantee and shall be enforceable against each Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

          SECTION 11.17.  Guarantee in Addition to Other Obligations.  The
                          ------------------------------------------
obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

          SECTION 11.18.  Successors and Assigns.  Each Guarantee shall be
                          ----------------------
binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder except in accordance with the provisions of Section 9.01 or Section 9.02 of this Indenture, as applicable, or Section 5.01(c).

          SECTION 11.19.  Governing Law; Agent for Service; Submission to
                          -----------------------------------------------
Jurisdiction; Waiver of Immunities; Judgment Currency.  Each Guarantor hereby
-----------------------------------------------------
acknowledges and agrees to comply with and be bound by Section 13.07, Section
13.15 and Section 13.16 of this Indenture on the same terms as the Company and as if the term "Guarantor" had therein been substituted for the term "Company."

          SECTION 11.20.  Limitation of Guarantor's Liability.  Any term or
                          ------------------------------------
provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, all Guarantor Senior Debt of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount based on the consolidated net worth of each Guarantor.

          SECTION 11.21.  Release of Guarantee.  In the event of a sale or
                          --------------------
other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor then held by the Company and the Restricted Subsidiaries, then that Guarantor will be released and relieved of any obligations under its Guarantee; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with Section 4.10, to the extent required thereby. In addition, any Guarantor that is designated as an Unrestricted Subsidiary or that otherwise ceases to be a Guarantor, in each case in accordance with the provisions of this Indenture, will be re-leased from its Guarantee upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

                                ARTICLE TWELVE


                    SUBORDINATION OF GUARANTEE OBLIGATIONS

          SECTION 12.01.  Guarantee Obligations Subordinated to Guarantor Senior
                          ------------------------------------------------------
Debt.  Anything herein to the contrary notwithstanding, each of the Guarantors,
----
for itself and its successors, and each Holder agrees that the payment of all Guarantee Obligations of such Guarantor are subordinated, to the extent and in the manner provided in this Article Twelve, to the prior payment in full in cash or Cash Equivalents of all Obligations on Guarantor Senior Debt of such Guarantor (including all Obligations of such Guarantor with respect to the Credit Agreement), whether outstanding on the Issue Date or thereafter incurred.

          This Article Twelve shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          SECTION 12.02.  Suspension of Guarantee Obligations When Guarantor
                          --------------------------------------------------
Senior Debt Is in Default.  (a)  If any default occurs and is continuing in
-------------------------
the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt (including, without limitation, guarantees of the foregoing items which constitute Guarantor Senior Debt), then no payment or distribution of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its or their behalf with respect to any Guarantee Obligations or to acquire any of the Notes for cash or property or otherwise until such Payment Default (and all other Payment Defaults) shall have been cured or waived in accordance with the terms of the documentation governing the respective Guarantor Senior Debt or ceased to exist or all Guarantor Senior Debt with respect to which any Payment Default has occurred and is continuing shall have been discharged or paid in full in cash or Cash Equivalents.

          (b) During any Payment Blockage Period (as determined in accordance with Section 10.02(b)), neither any Guarantor nor any other Person on any Guarantor's behalf shall (i) make any payment of any kind or character with respect to any Guarantee Obligations or (ii) acquire any of the Notes for cash or property or otherwise.

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 12.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from a Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

          SECTION 12.03.  Guarantee Obligations Subordinated to Prior Payment of
                          ------------------------------------------------------
All Guarantor Senior Debt on Dissolution, Liquidation or Reorganization of Such
-------------------------------------------------------------------------------
Guarantor.  (a)  Upon any payment or distribution of assets of any Guarantor
---------
of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its assets, whether voluntary or involuntary, all Obligations in respect of Guarantor Senior Debt due or to become due shall first be paid in full in cash or Cash Equivalents (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Guarantor Senior Debt whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Guarantee Obligations or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

          (b) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding paragraph) of a Guarantor's obligation to make any distribution or payment pursuant to any Guarantor Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Guarantor Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Twelve, with any turnover of payments as otherwise calculated pursuant to this Article Twelve to be made as if no such diminution had occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 12.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

          SECTION 12.04.  Payments May Be Paid Prior to Dissolution.  Nothing
                          -----------------------------------------
contained in this Article Twelve or elsewhere in this Indenture shall prevent
(i) any Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments on Guarantee Obligations, or from depositing with the Trustee any monies for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any monies deposited with it by a Guarantor for the purpose of making such payments on Guarantee Obligations to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Trustee shall have actually received the written notice provided for in Section 12.13, in the first sentence of Section 10.02(b) or in the last sentence of this Section 12.04 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections 12.02 and/or 12.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 12.02 and Section 12.03). Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

          SECTION 12.05.  Holders to Be Subrogated to Rights of Holders of
                          ------------------------------------------------
Guarantor Senior Debt.  Subject to the payment in full in cash or Cash
---------------------
Equivalents of all Guarantor Senior Debt, the Holders shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

          SECTION 12.06.  Guarantee Obligations of the Guarantors Unconditional.
                          -----------------------------------------------------
Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as among the Guarantors, their creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve, of the holders of Guarantor Senior Debt in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

          SECTION 12.07.  Reliance on Judicial Order or Certificate of
                          --------------------------------------------
Liquidating Agent.  Whenever a distribution is to be made or a notice given to
-----------------
holders of the Guarantor Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of a Guarantor referred to in this Article Twelve, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. Nothing in this Article Twelve shall apply to the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section 7.07 or the Paying Agent, Transfer

Agent or Registrar in their capacity as such under or pursuant to Section 14.08. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of the Guarantor Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Debt or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of the Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 12.08.  Subordination Rights Not Impaired by Acts or Omissions
                          ------------------------------------------------------
of the Guarantors or Holders of Guarantor Senior Debt.  No right of any present
-----------------------------------------------------
or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders to the holders of Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

          SECTION 12.09.  Holders Authorize Trustee to Effectuate Subordination
                          -----------------------------------------------------
of Guarantee Obligations.  Each Holder, by its acceptance of the Guarantee
------------------------
Obligations, authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders, the subordination provided in this Article Twelve, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance under its Guarantee Obligations and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative shall have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 12.10.  This Article Twelve Not to Prevent Events of Default.
                          ----------------------------------------------------
The failure to make a payment on account of principal of or interest on the Guarantee Obligations by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of a Default or an Event of Default.

          SECTION 12.11.  Amendments or Modifications to Article Twelve.
                          ---------------------------------------------
Notwithstanding anything to the contrary contained in this Indenture (but without limiting the provisions of the first sentence of Section 10.11), no amendment or modification to any provision of this Article Twelve or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of the holders of any Guarantor Senior Debt then outstanding) shall be permitted without the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) or, if required by Section 9.02, by each Holder affected.

          SECTION 12.12.  Acceleration of Notes.  If payment of the Notes is
                          ---------------------
accelerated because of an Event of Default, the Company shall promptly notify holders of Guarantor Senior Debt of the acceleration.

          SECTION 12.13.  Notice to Trustee, Rights of Trustee and Paying Agent.
                          -----------------------------------------------------
Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee or any Holder under any Guarantee pursuant to the provisions of this Article Twelve, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Notwithstanding the provisions of this Article Twelve or any other provision of this Indenture, neither the Trustee nor any Paying Agent shall be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee or such Paying Agent, and (in the absence of actual knowledge that the respective payment will violate the applicable provisions of this Article Twelve or Article Ten, as applicable) the Trustee and such Paying Agent may continue to make payments on the Notes, unless the Trustee or such Paying Agent shall have received, at least one Business Day prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate Article Ten or this Article Twelve (although the receipt of such payment shall otherwise be subject to the applicable provisions of this Article Twelve or Article Ten, as applicable). Only the Company, a Guarantor, a holder of Senior Debt or a holder of Guarantor Senior Debt or a Representative thereof may give the notice. Nothing in this Article Twelve shall impair the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section
7.07 or any Agent in its capacity as such, under or pursuant to Section 14.08. Nothing in this Section 12.13 is intended to or shall relieve any Holder of Notes from the obligations imposed under Sections 12.02 and 12.03 with respect to other distributions received in violation of the provisions hereof.

          The Trustee in its individual or any other capacity may hold the Guarantor Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                               ARTICLE THIRTEEN


                                 MISCELLANEOUS

          SECTION 13.01.  Trust Indenture Act of 1939.  Prior to the
                          ---------------------------
effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 13.02.  Notices.  Any notice or communication shall be
                          -------
sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

          if to the Company or the Guarantors:


               The Manitowoc Company, Inc.
               500 South 16th Street
               Manitowoc, Wisconsin 54220
               Telecopier No.: (920) 683-8123
               Attention: Maurice D. Jones

          if to the Trustee, Paying Agent or Registrar:


               The Bank of New York
               Corporate Trust Department
               101 Barclay Street, 21W
               New York, New York 10286
               Telecopier No.: (212) 815-4803
               Attention: Corporate Trust Trustee Administration

          The Company or the Trustee by notice to the other (and to each Representative for Designated Senior Debt known to it to be then outstanding) may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to it at such Holder's address as it appears on the Register by first class mail and shall be sufficiently given to it if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

          All notices shall be deemed to have been given upon (1) the mailing by first class mail, postage prepaid, of such notices to Holders of the Notes at their registered addresses as recorded in the Register; and (2) so long as the Notes are listed on the Luxembourg Stock Exchange and it is required by the rules of the Luxembourg Stock Exchange, the Company shall make publication of such notice to the Holders of the Notes in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in one other leading daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions. For so long as the Notes are listed on the Luxembourg Stock Exchange, a copy of all notices shall be provided by the Company to the Luxembourg Stock Exchange.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 13.02, it is duly given, whether or not the addressee receives it.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          SECTION 13.03.  Certificate and Opinion as to Conditions Precedent.
                          --------------------------------------------------
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (i) an Officers' Certificate, upon which the Trustee may conclusively rely, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel, upon which the Trustee may conclusively rely, in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 13.04.  Statements Required in Certificate.  Each Officers'
                          ----------------------------------
Certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each person signing such certificate has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

          (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

          SECTION 13.05.  Rules by Trustee, Paying Agent or Registrar.  The
                          -------------------------------------------
Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 13.06.  Payment Date Other Than a Business Day.  If an
                          --------------------------------------
Interest Payment Date, Redemption Date, Stated Maturity or date of maturity or repurchase of any Note or any other payment date shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or date of maturity or repurchase of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or date of maturity or repurchase, as the case may be.

          SECTION 13.07.  Governing Law.  The laws of the State of New York
                          -------------
shall govern this Indenture, the Notes and the Guarantees. The Trustee, the Company and the Guarantors agree to submit to the jurisdiction of any federal or state court situated in the State of New York, the City of New York, the Borough of Manhattan in any action or proceeding arising out of or relating to this Indenture, the Notes and the Guarantees. Each of the Company and each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such action or proceeding. Each of the Company and each Guarantor irrevocably waives, to the fullest extent it may effectively do so, any objection to the laying of venue of any such action or proceeding in any such court and the defense of inconvenient forum to the maintenance of any such action or proceeding in any such court.

          SECTION 13.08.  No Adverse Interpretation of Other Agreements.  This
                          ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 13.09.  No Recourse Against Others.  No recourse for the
                          --------------------------
payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantors contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee, management board member, supervisory board member or controlling person, as such, of the Company or the Guarantors or of any successor Person, either directly or through the Company, the Guarantors or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

          SECTION 13.10.  Successors.  All agreements of the Company and the
                          ----------
Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee of this Indenture shall bind its successor.

          SECTION 13.11.  Duplicate Originals.  The parties may sign any
                          -------------------
number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 13.12.  Separability.  In case any provision in this
                          ------------
Indenture, in the Guarantees or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 13.13.  Table of Contents, Headings, Etc.  The Table of
                          --------------------------------
Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

          SECTION 13.14.  Judgment Currency.  The Company and the Guarantors
                          -----------------
agree, jointly and severally, to indemnify the Holders and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss incurred, as incurred, as a result of any judgment or award in connection with this Indenture being expressed in a currency (the "Judgment Currency") other than Euros and as a
                              -----------------
result of any variation as between (i) the spot rate of exchange in London at which the Judgment Currency could have been converted into Euros as of the date such judgment or award is paid and (ii) the spot rate of exchange at which the indemnified party converts such Judgment Currency. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

          SECTION 13.15.  Waiver of Jury Trial.  Each of the Company, the
                          --------------------
Guarantors, Trustee, Paying Agent, and Registrar hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes, the Guarantees or the transactions contemplated hereby.

          SECTION 13.16.  Unclaimed Money; Prescription.  If money deposited
                          -----------------------------
with the Trustee or any Paying Agent for the payment of principal, premium (if any), interest or Additional Interest (if any) remains unclaimed for two years, the Trustee and such Paying Agent shall, upon written request of the Company, pay such money back to the Company. Following such repayment to the Company, Holders of the Notes entitled to such payment must look to the Company for such payment unless applicable abandoned property law desig-nates another Person and all liability of the Trustee and Paying Agent shall cease. Other than as set forth in this paragraph, this Indenture does not provide for any prescription period for the payment of principal, premium (if any), interest and Additional Interest (if any) on the Notes.

                               ARTICLE FOURTEEN


                  PAYING AGENT, TRANSFER AGENT AND REGISTRAR

          SECTION 14.01.  Duties of the Paying Agent, Transfer Agent and
                          ----------------------------------------------
Registrar.  Each of the Paying Agent, Transfer Agent and the Registrar shall be
---------
obliged to perform such duties, and only such duties, as are herein specifically set forth, and no implied duties or obligations shall be read into this Indenture against it. No provision of this Indenture shall require the Paying Agent, the Transfer Agent or the Registrar to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of its rights and powers, hereunder.

          SECTION 14.02.  Agent of the Company.  In acting hereunder and in
                          --------------------
connection with the Securities, the Paying Agent, the Transfer Agent and the Registrar shall act solely as agents of the Company and will not thereby assume any obligations towards, or relationship of agency or trust for, any of the Holders.

          SECTION 14.03.  Certain Rights of Paying Agent, Transfer Agent and
                          --------------------------------------------------
Registrar.  (a)  Each of the Paying Agent, the Transfer Agent and the Registrar
---------
may consult with legal or other professional advisers satisfactory to it, and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffer hereunder in good faith and in accordance with the opinion of such advisers.

          (b) Each of the Paying Agent, the Transfer Agent and the Registrar shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Company or the Trustee, or any Note, form or transfer, resolution, direction, consent, certificate, affidavit, statement, telex, facsimile transmission or other paper or document believed by it in good faith to be genuine and to have been delivered, signed or sent by the proper party or parties.

          (c) Except as may be required by law, each of the Paying Agent, the Transfer Agent and the Registrar shall (whether or not the relevant Note is overdue and regardless of any notice of ownership, trust or any interest, or writing on, or the loss or theft of, the certificate issued in respect of such
Note) be entitled to treat the registered owner of any Note as the absolute owner for all purposes.

          (d) Each of the Paying Agent, the Transfer Agent and the Registrar shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          (e) None of the Paying Agent, the Transfer Agent or the Registrar shall have any duty or responsibility in case of any default by the Company or any Guarantor in the performance of its obligations hereunder or under the Notes or any Guarantee (including, without limitation, the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Company or any Guarantor).

          SECTION 14.04.  May Hold Notes.  Each of the Paying Agent, the
                          --------------
Transfer Agent and the Registrar and each's respective officers, directors and employees, may become the owner of, or acquire any interest in, any Notes with the same rights that it or they would have if it were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Securities or other obligations of the Company as freely as if it were not appointed hereunder.

          SECTION 14.05.  Appointment of Agents.  Each of the Paying Agent, the
                          ---------------------
Transfer Agent and the Registrar may perform the services required to be rendered by it hereunder either directly or through attorneys-in-fact or agents not regularly in its employ and the Paying Agent, the Transfer Agent or the Registrar, as the case may be, shall not be responsible or liable for any willful misconduct or negligence on the part of any such attorney or agent appointed by it with due care hereunder.

          SECTION 14.06.  Money Held.  The Paying Agent shall be entitled to
                          ----------
deal with moneys paid to it hereunder in the same manner as other moneys paid to it as a banker by its customers except that the Paying Agent shall not be liable to any Person for interest on, or have any responsibility to invest, any sums held by it under this Indenture.

          SECTION 14.07.  Paying Agent, Transfer Agent and Registrar Not
                          ----------------------------------------------
Responsible for Notes.  The recitals contained herein and in the Notes shall be
---------------------
taken as the statements of the Company and the Paying Agent, the Transfer Agent and the Registrar assume no responsibility for the correctness of the same. None of the Paying Agent, the Transfer Agent or the Registrar makes any representation as to the validity or sufficiency of this Indenture, the Notes, any Guarantee or any offering material. The Paying Agent, the Transfer Agent and the Registrar shall not be accountable for the use or application by the Company of the proceeds of any Notes.

          SECTION 14.08.  Compensation and Indemnification.  (a)  The Company
                          --------------------------------
shall pay to each of the Paying Agent, the Transfer Agent and the Registrar from time to time such compensation as may be agreed upon in writing by the Company and each such agent for all services rendered by it hereunder and shall reimburse each such agent upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with or in connection with this Indenture (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.

          (b) The Company shall indemnify each of the Paying Agent, the Transfer Agent and the Registrar, and hold each harmless, against any loss, liability or expense (including the reasonable costs and expenses of its counsel and defending against any claim of liability) arising out of or in connection with its acting as Paying Agent, the Transfer Agent and the Registrar, as the case may be, hereunder, provided, however, that none of the Paying Agent, the Transfer Agent or the Registrar shall be indemnified for or held harmless against any such loss, liability or expense resulting from its negligence, willful misconduct or bad faith. The provision of this subsection (b) of
Section 14.08 shall remain in full force and effect notwithstanding the resignation or removal of any of the Paying Agent, the Transfer Agent and the Registrar, the payment of the Notes or the termination of this Indenture.

                            [Signature Pages Follow]

                                  SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                      THE MANITOWOC COMPANY, INC.,
                                      as the Company


                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  General Counsel and Secretary


                                      MANITOWOC CRANE COMPANIES, INC.

                                      By: /s/ James Walden
                                          -------------------------------------
                                          Name:   James Walden
                                          Title:  President


                                      MANITOWOC MARINE GROUP, LLC

                                      By: The Manitowoc Company, Inc.,
                                          as sole member and manager

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  General Counsel and Secretary


                                      MANITOWOC FOODSERVICE COMPANIES, INC.

                                      By: /s/ James Walden
                                          -------------------------------------
                                          Name:   James Walden
                                          Title:  President

                                      MANITOWOC WESTERN COMPANY, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      MANITOWOC BOOM TRUCKS, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      MANITOWOC RE-MANUFACTURING, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      MANITOWOC CRANES, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      WEST-MANITOWOC, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      FEMCO MACHINE COMPANY, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary

                                      MANITOWOC CP, INC.

                                      By: /s/ James Walden
                                          -------------------------------------
                                          Name:   James Walden
                                          Title:  President


                                      KMT REFRIGERATION, INC.
                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      HARFORD DURACOOL, LLC

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      DIVERSIFIED REFRIGERATION, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary

                                      SERVEND INTERNATIONAL, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      SERVEND SALES CORP.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary

                                      MANITOWOC BEVERAGE SYSTEMS, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      MANITOWOC ICE, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      MANITOWOC EQUIPMENT WORKS, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      MANITOWOC FP, INC.

                                      By: /s/ James Walden
                                          -------------------------------------
                                           Name:   James Walden
                                           Title:  President


                                      KMT SALES CORP.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      MULTIPLEX COMPANY, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary

                                      NORTH CENTRAL CRANE & EXCAVATOR
                                      SALES CORP.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      ENVIRONMENTAL REHAB, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      MANITOWOC CRANE & SHOVEL SALES CORP.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary


                                      MANITOWOC MEC, INC.

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary

                                      MARINETTE MARINE CORPORATION

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary

                                      POTAIN CORPORATION

                                      By: /s/ Maurice D. Jones
                                          -------------------------------------
                                          Name:   Maurice D. Jones
                                          Title:  Secretary

                                     THE BANK OF NEW YORK, as Trustee,
                                     Registrar, Transfer Agent and Paying Agent

                                     By: /s/ Luis Perez
                                         --------------------------------------
                                         Name:   Luis Perez
                                         Title:  Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------

                                [FACE OF NOTE]


       [Insert Private Placement Legend and Global Notes if Applicable]

                          THE MANITOWOC COMPANY, INC.

                   10 3/8% Senior Subordinated Note Due 2011

                                                              . 175,000,000

ISIN No. [ ]
Common Code [ ]


No. [ ]

     THE MANITOWOC COMPANY, INC., a Wisconsin corporation (the "Company", which
                                                                -------
term includes any successor under the Indenture hereinafter referred to), for value received, promise to pay to _______________, or its registered assigns, the principal sum of . 175,000,000 on May 15, 2011.

     Interest Payment Dates: May 15 and November 15 commencing November 15,
2001.

     Regular Record Dates:  May 1 and November 1 .

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized signatories.

                                      THE MANITOWOC COMPANY, INC.

                                      By: _____________________________________
                                          Name:
                                          Title:


                   (Trustee's Certificate of Authentication)

     This is one of the 10 3/8% Senior Subordinated Notes due 2011 described in the within-mentioned Indenture.

Date:     [       ], 2001

                                      THE BANK OF NEW YORK, as Trustee

                                      By:______________________________________
                                         Name:
                                         Title:

                            [REVERSE SIDE OF NOTE]

                          THE MANITOWOC COMPANY, INC.

                   10 3/8% Senior Subordinated Note due 2011

1.   Principal and Interest.
     ----------------------

          The Company shall pay the principal of this Note on May 15, 2011.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

          Interest will be paid semi-annually in arrears on each Interest Payment Date, commencing November 15, 2001. Interest on this Note will accrue from the latest date to which interest has been paid on the Notes or, if no interest has been paid, the Issue Date; provided, however, that, if the Exchange Offer is consummated and Unrestricted Notes are issued in exchange for this Note in connection therewith, any accrued and unpaid interest on this Note shall be deemed to have accrued with respect to, and shall be paid with respect to, such Unrestricted Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is the then applicable interest rate borne by the Notes.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the principal amount of the Notes on each May 15 and November 15 to the persons who are Holders of the relevant Notes on the May 1 or November 1, as the case may be, immediately preceding such Interest Payment Date (as reflected in the Register at the close of business on the Regular Record Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date. The Company shall make payments of principal on the Notes to Holders that surrender Notes to the Paying Agent.

          If a Holder has given wire transfer instructions to the Paying Agent at least 15 days prior to any payment, the Company shall make all principal, premium and interest and Additional Interest, if any, payments on the Notes owned by such Holder in accordance with those instructions. All other payments on the Notes shall be made by check mailed to the Holders at their address set forth in the register of Holders, or in the case of the final payment of principal and interest, if any, on any Note, upon presentation and surrender of such Note at the office of the Paying Agent. All payments on the Notes will be made in Euros.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, the Company has appointed the corporate trust office of the Trustee in The City of New York located at the address set forth in Section
13.02 of the Indenture as Paying Agent in The City of New York. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company shall maintain a Paying Agent and Transfer Agent in Luxembourg.

4.   Indenture; Limitations.
     ----------------------

          The Company issued the Notes under an Indenture dated as of May 9, 2001 (the "Indenture"), among the Company, the Guarantors named therein and The
           ---------
Bank of New York, as trustee (the "Trustee").  Capitalized terms herein are used
                                   -------
as defined in the Indenture unless otherwise indicated. This Note is one of a duly authorized issue of Notes of the Company designated as its 10 3/8% Senior Subordinated Notes due 2011 (the "Initial Notes"). The Initial Notes are
                                  -------------
initially being issued in the aggregate principal amount of . 175,000,000. The Company shall be entitled to issue Additional Notes pursuant to Section 2.14 of the Indenture (the "Additional Notes"). The Notes include the Unrestricted
                    ----------------
Notes (as defined below) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Additional Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. This is one of the Notes referred to in the Indenture. The Notes are unsecured and unsubordinated obligations of the Company.

5.  Redemption.
    ----------

          Optional Redemption. Except as described below, the Notes are not redeemable before May 15, 2006. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 15 of the years set forth below:

     Year                                                                     Percentage
     ----                                                                     ----------
     2006................................................................      105.188%
     2007................................................................      103.458%
     2008................................................................      101.729%
     2009 and thereafter.................................................      100.000%

          In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.


          Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to May 15, 2004, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes (including any Additional Notes) outstanding under the Indenture at a redemption price of 110.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

          (1) at least 65% of the principal amount of Notes (including any Additional Notes) outstanding under the Indenture remains outstanding immediately after any such redemption; and

          (2) the Company makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

          "Public Equity Offering" means an underwritten public offering of
           ----------------------
Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

          In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

          (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

          (2) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

          No Notes of a principal amount of . 1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of a Public Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to Euroclear and Clearstream Luxembourg procedures, if any).

          Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its last address as it appears in the Register. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, notice of redemption shall be published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemberger
Wort). On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption so long as the Company has deposited with the Paying Agent funds in satisfaction of the Redemption Price pursuant to the terms of the Indenture, unless the Company defaults in the payment of the Redemption Price. The Trustee may select for redemption portions of the principal amount of the Notes that have denominations equal to . 1,000 integral multiples thereof in accordance with
Section 3.03 of the Indenture.

6.  Redemption for Changes in Withholding Taxes.
    -------------------------------------------

          The Company may redeem the Notes, in whole, but not in part, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, in the event of certain changes in the applicable tax laws or treaties.

7.  Repurchase upon Change in Control.
    ---------------------------------

          Upon the occurrence of a Change of Control, each Holder shall have the right, subject to the terms and conditions set forth in the Indenture, to require the Company to repurchase its Notes in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase (the "Change of Control Payment").
                                   -------------------------

          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Register and to the Trustee. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (1)  that the Change of Control Offer is being made pursuant to
     Section 4.11 of the Indenture and that all Notes tendered will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than the Change of Control Payment Date);

          (3) that any Note not tendered will continue to accrue interest if interest is then accruing;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business

     Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

          (7) the circumstances and relevant facts regarding such Change of Control.

8.   Subordination.
     -------------

          The Notes are subordinated to Senior Debt of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Notes are in registered form without coupons in denominations of . 1,000 principal amount and multiples of . 1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10.  Persons Deemed Owners.
     ---------------------

          A Holder shall be treated as the owner of a Note for all purposes.

11.  Unclaimed Money.
     ---------------

          If money deposited with the Trustee or any Paying Agent for the payment of principal, premium (if any), interest or Additional Interest (if any) remains unclaimed for two years, the Trustee and each such Paying Agent shall pay such money back to the Company upon written request of the Company. Following such repayment to the Company, Holders of the Notes entitled to such payment must look to the Company for such payment unless applicable abandoned property law designates another Person and all liability of the Trustee and such Paying Agent shall cease. Other than as set forth in this paragraph, the Indenture does not provide for any prescription period for the payment of principal, premium (if any), interest and Additional Interest (if any) on the Notes.

12.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          If the Company deposits with the Trustee money or Government Obligations sufficient to pay the then outstanding principal of and accrued interest on the Notes to re-demption or maturity, the Company and the Guarantors will be discharged from the Indenture, the Notes and the Guarantees except in certain circumstances set forth in the Indenture.

13.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company and each Guarantor may be discharged from their obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and the Company may be discharged from its obligations to comply with certain covenants contained therein, in each case upon satisfaction of certain conditions specified in the Indenture.

14.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency. Certain modifications will require the consent of each Holder affected thereby.

15.  Restrictive Covenants.
     ---------------------

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates and, in the case of the Company and the Guarantors, to merge, consolidate or transfer substantially all of its assets.

16.  Successor Persons.
     -----------------

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

17.  Defaults and Remedies.
     ---------------------

          If an Event of Default (other than an Event of Default specified in clause (a)(6) or (a)(7) of Section 6.01 of the Indenture that occurs with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding under the Indenture by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued interest, if any, on all Notes to be due and payable. If an Event of Default specified in clause (a)(6) or (a)(7) of Section 6.01 occurs and is continuing with respect to the Company, such amount with respect to all the Notes shall, ipso facto, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Notes or the Guarantees. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

18.  Trustee Dealings with Company.
     -----------------------------

          Subject to the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.
     --------------------------

          No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or the Guarantees, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, in any of the Notes or the Guarantees, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee, management board member, supervisory board member or controlling person, as such, of the Company, the Guarantors or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise.

20.  Authentication.
     --------------

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

21.  Abbreviations.
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to The Manitowoc Company, Inc., 500 South 16th Street, Manitowoc, Wisconsin 54220.

22.  Registration Rights.
     -------------------

          With respect to Restricted Notes, pursuant to the Registration Rights Agreement, the Company shall be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 10 3/8% Senior Subordinated Note due 2011 of the Company (an "Unrestricted Note") which has been registered under the
                         -----------------
Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

23.  Choice of Law.
     -------------

          The laws of the State of New York shall govern the Indenture and this Note.

                                ASSIGNMENT FORM

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Company Registration, Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:___________________  Signed:______________________________________________
                                           (Sign exactly as name appears on
                                           the other side of this Note)

Signature Guarantee:____________________________________________________________
                       Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 4.10 or Section 4.11 of the Indenture, check the box:  [_]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount (in principal amount): . _________.

Date:  _________________

Your Signature:

________________________________________________________________________________
      (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:____________________________

                                   SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT
                     OF INDEBTEDNESS EVIDENCED BY THIS NOTE

          The initial principal amount of indebtedness evidenced by this Note shall be . _____. The following decreases/increases in the principal amount of indebtedness evidenced by this Note have been made:

                                                             Total Principal
                                                             Amount of
                     Decrease in         Increase in         Indebtedness
                     Principal Amount    Principal Amount    Evidenced            Notation Made
Date of              of Indebtedness     of Indebtedness     Following Such       by or on Behalf of
Decrease/Increase    Evidenced           Evidenced           Decrease/Increase    Trustee
------------------   -----------------   ------------------  -------------------  -------------------

                                                                       EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

The Manitowoc Company, Inc.
500 South 16th Street
Manitowoc, WI 54220
Attention: Maurice D. Jones

The Bank of New York
101 Barclay Street
21st Floor West
New York, NY 10286
Attn: Corporate Trust Administration

          Re: 10 3/8% Senior Subordinated Notes due 2011
              The Manitowoc Company, Inc.
              ------------------------------------------

          Reference is hereby made to the Indenture, dated as of May 9, 2001 (the "Indenture"), by and among The Manitowoc Company, Inc., as Company (the
      ---------
"Company"), the Guarantors named therein and The Bank of New York, as trustee.
 -------
Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________ (the "Transferor") owns and proposes to transfer
                                    ----------
the Note[s] or interest in such Note[s] specified in Annex A hereto, in a
                                                     -------
principal amount of . ___________ (the "Transfer"), to ____________________ (the
                                        --------
 "Transferee"), as further specified in Annex A hereto.  In connection with the
  ----------                            -------
Transfer, the Transferor hereby certifies that:

                            [CHECK ALL THAT APPLY]

          1. [_] Check if Transferee will take delivery of a beneficial interest in the U.S. Global Note or a Definitive Registered Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies
 --------------
that the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the U.S.
Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

          2. [_] Check if Transferee will take delivery of a Book-Entry Interest in the International Global Note or a Definitive Registered Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the International Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

          3. [_] Check and complete if Transferee will take delivery of a Book-Entry Interest in the U.S. Global Note or a Definitive Registered Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Restricted Global Notes and Restricted Definitive Registered Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

          or

          (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

          or

          (c) [_] such Transfer is being effected to an institutional "Accredited Investor," as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Book-Entry Interests in a Restricted Global Note or Restricted Definitive Registered Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if
                                          ---------
such Transfer is in respect of a principal amount of Notes at the time of transfer of less than [_]250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Restricted Definitive Registered Notes and in the Indenture and the Securities Act.

          4. [_] Check if Transferee will take delivery of a Book-Entry Interest in an Unrestricted Global Note or an Unrestricted Definitive Registered Note. The Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.





                                   ___________________________________
                                   [Insert Name of Transferor]


                                   By: _______________________________
                                       Name:
                                       Title:

Dated: ____________________

                      ANNEX A TO CERTIFICATE OF TRANSFER

          1.  The Transferor owns and proposes to transfer the following:

              [CHECK ONE OF (a)(i), (a)(ii) or (b)]

          (a) [_]  a Book-Entry Interest in the:

                   (i) [_] U.S. Global Note (ISIN __________; Common Code __________), held through Participant Account __________, or

                   (iii) [_] International Global Note (ISIN __________; Common Code __________), held through Participant Account __________, or

          (b) [_]  a Restricted Definitive Registered Note; or

          2.  After the Transfer the Transferee will hold:

                                  [CHECK ONE]

          (a) [_]  a Book-Entry Interest in the :

                   (i) [_] U.S. Global Note (ISIN __________; Common Code __________), held through Participant Account __________, or

                   (ii) [_] International Global Note (ISIN __________; Common Code __________), held through Participant Account __________, or

                   (iii) [_] Unrestricted Global Note (ISIN __________; Common Code ___________), held through Participant Account __________, or

          (b) [_]   a Restricted Definitive Registered Note; or

          (c) [_]   an Unrestricted Definitive Registered Note.

                                                                       EXHIBIT C
                                                                       ---------



                        FORM OF CERTIFICATE OF EXCHANGE

The Manitowoc Company, Inc.
500 South 16th Street
Manitowoc, WI  54220
Attention:  Maurice D. Jones

The Bank of New York
101 Barclay Street
21st Floor West
New York, NY  10286
Attn:  Corporate Trust Administration

          Re:  10 3/8% Senior Subordinated Notes due 2011
               The Manitowoc Company, Inc.
               ------------------------------------------

          (Regulation S ISIN XS0128971032; Common Code: 012897103) (144A ISIN XS0128971115; Common Code: 012897111)

          Reference is hereby made to the Indenture, dated as of May 9, 2001 (the "Indenture"), by and among The Manitowoc Company, Inc., as Company (the
      ---------
"Company"), the Guarantors named therein and The Bank of New York, as trustee.
 -------
Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________________ (the "Owner") owns and proposes to exchange
                                           -----
the Note[s] or interest in such Note[s] specified on Annex A hereto, in a
                                                     -------
principal amount of . ____________ (the "Exchange").  In connection with the
                                         --------
Exchange, the Owner hereby certifies that:

          1. Exchange of Restricted Definitive Registered Notes or Book-Entry Interests in Restricted Global Notes for Restricted Definitive Registered Notes or Book-Entry Interests in Restricted Global Notes

          (a) [_] Check if Exchange is from Book-Entry Interest in a Restricted Global Note to Restricted Definitive Registered Note. In connection with the Exchange of the Owner's Book-Entry Interest in a Restricted Global Note for a Restricted Definitive Registered Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Registered Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Registered Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Registered Note and in the Indenture and the Securities Act.

          (b) [_] Check if Exchange is from Restricted Definitive Registered Note to Book-Entry Interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Registered Note for Book-Entry Interest in a Restricted Global Note with an equal principal amount, the Owner hereby certifies that the Book-Entry Interests are being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Book-Entry Interests will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                              [Insert Name of Owner]


                              By:_______________________________________________
                                 Name:
                                 Title:


Dated:  ______________________

              ANNEX A TO CERTIFICATE OF EXCHANGE

          1.  The Owner currently owns and proposes to Exchange the following:

              [CHECK ONE OF (a)(i), (a)(ii) or (b)]

          (a) a Book-Entry Interest in the:

                    (i) [_] U.S. Global Note (ISIN __________; Common Code __________), held through Participant Account __________, or

                    (ii) [_] International Global Note (ISIN __________; Common Code __________), held through Participant Account __________, or

          (b)  [_]    a Restricted Definitive Registered Note.

          2.   After the Exchange the Owner will hold:

                                  [CHECK ONE]

          (a)       a Book-Entry Interest in the:

                    (i) [_] U.S. Global Note (ISIN __________; Common Code __________), through Participant Account __________, or

                    (ii) [_] International Global Note (ISIN __________; Common Code __________), through Participant Account __________, or

          (b)  [_]    a Restricted Definitive Registered Note.

          2. The Owner requests that Definitive Registered Notes be registered in the following name:

          ___________________
          ___________________

          and sent to the Owner at the following address:

          ___________________
          ___________________

                                                                       EXHIBIT D
                                                                       ---------

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

The Manitowoc Company, Inc.
500 South 16th Street
Manitowoc, WI  54220
Attention:  Maurice D. Jones

The Bank of New York
101 Barclay Street
21st Floor West
New York, NY  10286
Attn:  Corporate Trust Administration

          Re:  10 3/8% Senior Subordinated Notes due 2011
               The Manitowoc Company, Inc.
               ------------------------------------------

          Reference is hereby made to the Indenture, dated as of May 9, 2001 (the "Indenture"), by and among The Manitowoc Company, Inc., as Company (the
      ---------
"Company"), the Guarantors named therein and The Bank of New York, as trustee.
 -------
Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of . ____________ aggregate principal amount of:

          (a)    [_]    a Book-Entry Interest in a Global Note, or

          (b)    [_]    a Definitive Registered Note,

          we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").
                                         --------------

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the

Notes or any interest therein, we will do so only (a) to The Manitowoc Company, Inc. or any of its subsidiaries, (b) pursuant to a registration statement that has been declared effective under the U.S. Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the U.S. Securities Act, to a person who the holder reasonably believes is a QIB purchasing for its own account or for the account of a QIB in compliance with Rule 144A and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offshore transactions in compliance with Rule 903 and 904 under the U.S. Securities Act, (e) in a transaction meeting the requirements of Rule 144 under the U.S. Securities Act, (f) to an institutional accredited investor that, prior to such transfer, furnishes to the trustee or the registrar a signed letter containing certain representations and agreements relating to the transfer (the form of which letter has been obtained from the trustee) and, if such transfer is in respect of an aggregate principal amount of Notes less than . 250,000, an opinion of counsel acceptable to the Company that such transfer is in accordance with the U.S. Securities Act, or (g) in accordance with another exemption from the registration requirements of the U.S. Securities Act (and based upon an opinion of counsel acceptable to The Manitowoc Company, Inc.), subject in each of the foregoing cases to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws. We further agree to provide to any person purchasing the Definitive Registered Note or Book-Entry Interest in a Global Note from us in a transaction meeting the requirements of clauses (a) through (g) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or Book -Entry Interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or Book-Entry Interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion without a view to distribution thereof and without any present intention of selling such Notes or Book-Entry Interests in a transaction that would violate the Securities Act.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              [Insert Name of Accredited Investor]

                              By:_______________________________________________
                                 Name:
                                 Title:


Dated:  _______________

                                                                       EXHIBIT E
                                                                       ---------

                               FORM OF GUARANTEE

          For value received, the undersigned hereby unconditionally guarantees to the Holder of this Note the cash payments in Euros of principal of, premium, if any, Additional Interest, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal and premium and, to the extent lawful, Additional Interest, if any, and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Articles Eleven and Twelve of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Articles Eleven and Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of each Guarantee shall not be affected by the fact that it may not be affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May 9, 2001, between The Manitowoc Company, Inc. and The Bank of New York, as Trustee, as amended or supplemented (the "Indenture").
                                          ---------

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Articles Eleven and Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT SITUATED IN THE STATE OF NEW YORK, THE CITY OF NEW YORK, THE BOROUGH OF MANHATTAN FOR THE PURPOSES SET FORTH IN THE INDENTURE, THE NOTES OR THIS GUARANTEE.

Date:  May 9, 2001

                              [               ],
                                as Guarantor

                              By:_______________________________________________
                                 Name:
                                 Title:

                                      F-1